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As filed with the Securities and Exchange Commission on March      , 2004

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☐ Soliciting Material Pursuant to §240.14a-12
UNIONBANCAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2004

Dear Stockholder,

        We invite you to attend our 2004 Annual Meeting of Stockholders at 9:30 a.m. (local time) on Wednesday, April 28, 2004 at the Mandarin Oriental Hotel, Embassy Room, 222 Sansome Street, San Francisco, California.

        Enclosed are a notice of matters to be voted on at the meeting, our proxy statement and a proxy card. Please carefully read each of the proposals described in the proxy statement. The Annual Report, which we mailed to you, summarizes UnionBanCal Corporation's major developments during 2003 and includes our 2003 financial statements.

        If you plan to attend and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee confirming your ownership. Whether or not you plan to attend the Annual Meeting, please complete and mail the enclosed proxy card promptly so that your shares will be voted as you desire. You may also vote by telephone or through the Internet by following the instructions provided on the proxy card.

Sincerely,

Norimichi Kanari President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 28, 2004

To the Stockholders of UnionBanCal Corporation:

        The annual meeting of the stockholders of UnionBanCal Corporation will be held on Wednesday, April 28, 2004 at 9:30 a.m. (local time) at the Mandarin Oriental Hotel, Embassy Room, 222 Sansome Street, San Francisco, California, to vote on the following matters:

  1.
  To elect 15 directors;

  2.
  To amend the 1997 UnionBanCal Corporation Performance Share Plan;

  3.
  To ratify the selection of UnionBanCal Corporation's independent auditors, Deloitte & Touche LLP, for 2004;

  4.
  To consider a stockholder proposal regarding cumulative voting; and

  5.
  To consider any other business properly brought before the meeting or any adjournment.

        The close of business on March 1, 2004 is the record date for determining stockholders entitled to vote at the annual meeting. In accordance with Delaware law, for 10 days prior to the Annual Meeting, a list of those stockholders will be available for inspection during normal business hours in the office of the Corporate Secretary of UnionBanCal Corporation, 400 California Street, San Francisco, CA 94104-1302. Such list also will be available at the Annual Meeting.

        You may vote through the Internet as well as by telephone or mail. Instructions regarding Internet and telephone voting are on the proxy card. If you elect to vote by mail, please sign, date and return the proxy card in the accompanying postage-paid envelope. The proxy statement explains more about voting. We look forward to your participation.

By order of the Board of Directors,

John H. McGuckin, Jr. Executive Vice President, General Counsel and Secretary

March 29, 2004

        You may view UnionBanCal Corporation's Proxy Statement and Annual Report to Stockholders on the Internet at www.uboc.com.

UnionBanCal Corporation
400 California Street
San Francisco, California 94104-1302
(415) 765-2969

PROXY STATEMENT

INTRODUCTION

        The Board of Directors of UnionBanCal Corporation is soliciting proxies from its stockholders to be used at the annual meeting of stockholders on April 28, 2004. This proxy statement contains information related to the annual meeting.

        You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares by telephone or through the Internet or complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. Instructions for voting by telephone or through the Internet can be found on the proxy card.

        On March 29, 2004, we began mailing this proxy statement and the accompanying proxy card to stockholders.

VOTING

Principal Stockholders

        On March 1, 2004, 147,682,523 shares of UnionBanCal Corporation common stock were outstanding. To our knowledge, the only stockholders owning more than 5 percent of UnionBanCal Corporation's outstanding common stock on that date are shown in the following table:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Bank of Tokyo-Mitsubishi, Ltd. 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8388, Japan	91,732,217	(1)	62.1%
Wellington Management Company, LLP 75 State Street, Boston, MA 02109	12,784,378	(2)	8.66%

(1)
The Bank of Tokyo-Mitsubishi, Ltd. is a wholly-owned subsidiary of Mitsubishi Tokyo Financial Group, Inc. This information is based on a Schedule 13G filed by Mitsubishi Tokyo Financial Group, Inc. on September 12, 2003.

(2)
This represents 12,784,378 shares which are held of record by clients of Wellington Management Company, LLP, which has shared power to vote 6,616,029 shares and shared power to dispose of 12,784,378 shares. This information is based on a Schedule 13G filed by Wellington Management Company, LLP on February 12, 2004.

        THE BANK OF TOKYO-MITSUBISHI, LTD., INTENDS TO VOTE ITS STOCK FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR THE AMENDMENT OF THE 1997 UNIONBANCAL CORPORATION PERFORMANCE SHARE PLAN AND FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS. THEREFORE, STOCKHOLDER APPROVAL OF THESE PROPOSALS IS ASSURED. THE BANK OF TOKYO-MITSUBISHI, LTD., INTENDS TO VOTE ITS STOCK AGAINST THE STOCKHOLDER PROPOSAL REGARDING CUMULATIVE VOTING. THEREFORE, STOCKHOLDER REJECTION OF THIS PROPOSAL IS ASSURED.

Who May Vote

        Only record holders of UnionBanCal Corporation common stock at the close of business on March 1, 2004 may vote at the annual meeting.

        You are entitled to one vote for each share of UnionBanCal Corporation common stock that you owned of record at the close of business on March 1, 2004. The accompanying proxy card indicates the number of shares you are entitled to vote at the annual meeting.

Voting Your Proxy

        Whether or not you plan to attend the annual meeting, we urge you to vote your proxy promptly.

        If you are a stockholder of record (that is, if you hold shares of UnionBanCal Corporation common stock in your own name), you may vote your shares by proxy using any of the following methods:

  •
  telephoning the phone number listed on the proxy card;

  •
  using the Internet site listed on the proxy card; or

  •
  completing, signing, dating and returning the proxy card in the postage-paid envelope provided.

        Delaware law permits stockholders to vote their shares by proxy through an electronic transmission authorized by the stockholder. The telephone and Internet voting procedures set forth on the proxy card allow us to authenticate stockholders' identities and permit stockholders to provide their voting instructions and confirm their instructions have been properly recorded. If you vote by telephone or through the Internet, you do not need to return your proxy card. The deadline to vote by telephone and through the Internet is 1:00 a.m. (PDT) on Monday, April 26, 2004.

        If your shares of UnionBanCal Corporation common stock are held by a broker, bank or other nominee in "street name," you will receive voting instructions (including instructions, if any, on how to vote by telephone or through the Internet) from the record holder that you must follow in order to have your shares voted at the annual meeting.

        Whether you send your voting instructions by mail, telephone or Internet, your UnionBanCal Corporation common stock will be voted in accordance with those instructions. If you sign, date and return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares as recommended by the Board of Directors FOR the election of all 15 nominees for director, FOR the amendment of the 1997 UnionBanCal Corporation Performance Share Plan, FOR ratification of the selection of independent auditors for 2004 and AGAINST the stockholder proposal regarding cumulative voting. If any other business is properly presented at the annual meeting, the proxy holders will have discretionary authority to vote in accordance with their judgment on those matters.

Revoking Your Proxy

        You may revoke your proxy at any time before it is voted at the annual meeting. To revoke your proxy, you may send a written notice of revocation to UnionBanCal Corporation, Office of the Corporate Secretary, 400 California Street, San Francisco, California 94104-1302. You may also revoke your proxy by submitting another signed proxy with a later date, voting by telephone or through the Internet at a later date, or voting in person at the annual meeting.

Voting in Person

        You may come to the annual meeting and vote your shares in person by obtaining and submitting a ballot that will be provided at the meeting. However, if your shares are held by a broker, bank or other nominee in street name, to be able to vote at the meeting you must obtain a proxy, executed in your favor, from the institution that holds your shares, indicating that you were the beneficial owner of the shares at the close of business on March 1, 2004, the record date for voting.

Quorum and Vote Required for Approval of Proposals

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if a majority of the outstanding shares of UnionBanCal Corporation common stock is present in person or by proxy at the annual meeting. Shares present in person at the meeting which are not voted for a director nominee or shares present by proxy where the stockholder has withheld authority to vote for a nominee will be counted in determining whether a quorum is present, but will not count toward the election of a nominee. Shares properly voted as "ABSTAIN" on a particular matter are considered as shares present at the meeting for quorum purposes but are treated as having voted against the matter. If you hold your UnionBanCal Corporation common stock through a nominee, generally the nominee may vote the UnionBanCal Corporation common stock that it holds for you only in accordance with your instructions. Brokers who are members of the National Association of Securities Dealers, Inc. may not vote shares held by them in nominee name unless they are permitted to do so under the rules of any national securities exchange to which they belong. Under New York Stock Exchange rules, a member broker that has sent proxy soliciting materials to a beneficial owner may vote on matters that the exchange has determined to be routine if the beneficial owner has not provided the broker with voting instructions within 10 days of the meeting. If a broker cannot vote on a particular matter because it is not routine, or it involves a stock option or other equity compensation plan, there is a "broker non-vote" on that matter. Broker non-votes count for quorum purposes, but are not counted as votes for or against any proposal. Since the proposal to amend the 1997 UnionBanCal Corporation Performance Share Plan involves an equity compensation plan, brokers may not vote on the proposal to amend the 1997 UnionBanCal Corporation Performance Share Plan without voting instructions from the beneficial owner. Therefore, broker non-votes on this proposal will count for quorum purposes, but will be counted as a vote "AGAINST" this proposal. As the stockholder proposal regarding cumulative voting is not a routine matter, broker non-votes will also be counted as a vote "AGAINST" this proposal.

        Under Delaware law, directors are elected by a plurality of all the votes cast, so the 15 nominees for director receiving the greatest number of votes will be elected. The affirmative vote of a majority of the shares represented and entitled to vote at the meeting is required to amend the 1997 UnionBanCal Corporation Performance Share Plan. The affirmative vote of a majority of the shares represented and entitled to vote at the meeting is required to ratify the selection of independent auditors. The affirmative vote of a majority of the shares represented and entitled to vote at the meeting is required to approve the stockholder proposal regarding cumulative voting. The Inspector of Election appointed for the annual meeting will tabulate all votes cast in person or by proxy at the meeting.

Solicitation of Proxies

        UnionBanCal Corporation will pay all costs of soliciting proxies. Our officers and employees may also solicit proxies either personally or by telephone, letter, or other form of communication.

THE BOARD OF DIRECTORS AND COMMITTEES

Corporate Governance

        Our Board of Directors shares with our management a commitment to good corporate governance. The Board has developed a set of corporate governance guidelines to promote the effective functioning of Board activities and to promote a common set of expectations as to how the Board, its Committees, individual directors and management should perform their functions. These guidelines are designed with our current business operations, ownership, capital structure and economic conditions in mind and will continue to evolve with changing circumstances. The Corporate Governance Guidelines are available to stockholders on UnionBanCal Corporation's website, www.uboc.com.

        UnionBanCal Corporation has adopted a code of ethics and conduct, entitled the Business Standards of Conduct, which is applicable to all officers and employees. UnionBanCal Corporation has also adopted a code of ethics for senior financial officers and a code of ethics applicable to its directors. These codes are available to stockholders on UnionBanCal Corporation's website, www.uboc.com.

Communicating with the Board of Directors

        The Board of Directors encourages interested parties to make their concerns known to the independent directors. The Board has designated Richard D. Farman, the Presiding Director, to receive communications from interested parties, including employees, stockholders and investors, addressed to him and to the independent directors as a group. Such communications should be in writing in care of the Office of the Corporate Secretary, 400 California Street, 16th Floor, San Francisco, California 94104-1302. All such written communications must contain the name and address of the interested party and indicate if the writer is a stockholder of UnionBanCal Corporation. All such communications will be delivered directly to the Presiding Director, who will determine what action is appropriate. The procedures relating to communications with the Presiding Director or the independent directors, as a group, are available to stockholders on UnionBanCal Corporation's website, www.uboc.com.

Meetings of the Board

        Our Board of Directors has designated Mr. Farman as the Presiding Director to preside over executive sessions of the independent directors. The Board of Directors has affirmatively determined that a majority of the Board to be elected are independent under the rules of the New York Stock Exchange. The Board of Directors met 8 times in 2003. At 5 of these meetings our independent directors met in executive sessions. During 2003, all incumbent directors attended at least 75% of the aggregate number of board meetings and meetings of committees of which they were members, except Messrs. Kishi and Moriguchi.

        UnionBanCal Corporation has a policy to strongly encourage Board members to attend Annual Meetings of the Stockholders. Fifteen Board members attended the 2003 Annual Meeting of Stockholders.

Committees of the Board

        The Board has established committees, including committees with audit, compensation and corporate governance responsibilities, that also met in 2003. Each committee acts under a written charter and reports regularly to the Board of Directors.

Audit Committee

        The Audit Committee oversees relevant accounting, risk assessment, risk management and regulatory matters. The Committee's Charter is attached hereto as Appendix A and is posted on

UnionBanCal Corporation's website, www.uboc.com. The Committee meets with UnionBanCal Corporation's general auditor and its independent auditors to review the scope of their work as well as to review quarterly and annual financial statements and regulatory and public disclosures with the officers in charge of financial reporting, legal, control and disclosure functions. After reviewing the independent auditor's qualifications, partner rotation and independence, the Audit Committee also makes an annual selection of independent auditors subject to ratification by the stockholders. In addition, the Audit Committee reviews reports of examination conducted by regulatory agencies and follows up with appropriate management so that recommendations and corrective action may be implemented.

        The Audit Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants as it deems appropriate and necessary to perform its duties. The Audit Committee's Report is set forth below in this proxy statement. At December 31, 2003, directors serving on the Audit Committee, all of whom were independent, were: L. Dale Crandall, Chair; Michael J. Gillfillan, Mary S. Metz, J. Fernando Niebla; and Charles R. Rinehart. Mr. Crandall has been designated the "audit committee financial expert."

        Under the Audit Committee Charter, no member of the Audit Committee may serve on the audit committees of more than three public companies without prior approval by the Board. Mr. Crandall serves on the audit committees of more than three public companies. The Board has determined that such simultaneous service would not impair Mr. Crandall's ability to serve effectively on our Audit Committee.

        The Audit Committee met 15 times in 2003. In addition to regularly scheduled meetings, the Committee held 4 meetings with management, the general auditor, outside legal counsel and the independent auditors to discuss UnionBanCal Corporation's quarterly financial results prior to release of earnings and earnings guidance to be provided to analysts and rating agencies and 3 meetings to review with management UnionBanCal Corporation's quarterly filings with the Securities and Exchange Commission.

        The Audit Committee held regular discussions with management and the independent auditors on significant issues regarding accounting principles, practices, judgments and any significant changes to UnionBanCal Corporation's accounting principles, as well as any items required to be communicated by the independent auditors in accordance with SAS 61. The Audit Committee regularly meets, separately, in executive session with management, the internal auditors, the independent auditors and the general counsel.

        In connection with the Audit Committee's approval of the retention of Deloitte & Touche LLP, as UnionBanCal Corporation's independent auditors for 2004, subject to ratification by the stockholders, the Audit Committee discussed with the independent auditors any relationships or services which may impact Deloitte & Touche LLP's objectivity and independence and the plan for partner rotation. The Audit Committee also reviews, at least annually, reports from the independent auditors regarding their internal control procedures. The Audit Committee has adopted a policy by which it must pre-approve all audit and non-audit services provided by Deloitte & Touche LLP to UnionBanCal Corporation or its subsidiaries.

        The Audit Committee has overseen UnionBanCal Corporation's compliance with the Sarbanes-Oxley Act and the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. It also reviews with management on a regular basis the internal processes used to prepare the Chief Executive Officer and Chief Financial Officer certifications of UnionBanCal Corporation's reports to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act.

        The Committee has established procedures for: (1) receipt, retention and treatment of complaints received by UnionBanCal Corporation regarding accounting, internal accounting controls or auditing matters; and (2) confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Committee's procedures are available on UnionBanCal Corporation's website, www.uboc.com.

Executive Compensation & Benefits Committee

        The Executive Compensation & Benefits Committee reviews and approves executive officer compensation programs and award levels and oversees Union Bank of California, N.A.'s employee benefit plans. The Committee's Charter is posted on UnionBanCal Corporation's website, www.uboc.com. The Executive Compensation & Benefits Committee approves the compensation of the Chief Executive Officer and other executive officers of UnionBanCal Corporation. In addition, it approves stock awards and stock option grants under the Year 2000 UnionBanCal Corporation Management Stock Plan, and awards under the 1997 UnionBanCal Corporation Performance Share Plan and Senior Management Bonus Plan. The Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants as it deems appropriate and necessary to perform its duties. The Executive Compensation & Benefits Committee Report on Executive Compensation is set forth below in this proxy statement. At December 31, 2003, directors serving on the Executive Compensation & Benefits Committee, all of whom were independent, were: Richard D. Farman, Chair; L. Dale Crandall; Charles R. Rinehart; and Carl W. Robertson. The Executive Compensation & Benefits Committee met 7 times in 2003.

Corporate Governance Committee

        The Corporate Governance Committee is the standing nominating committee responsible for identifying qualified candidates to serve on the Board of UnionBanCal Corporation and recommending director nominees to be submitted to the stockholders for election at the annual meeting. The Committee also oversees the annual evaluation of the Board of Directors and its Committees and the annual review of the corporate governance guidelines. The Committee's Charter is posted on UnionBanCal Corporation's website, www.uboc.com. The Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants as it deems appropriate and necessary to perform its duties. At December 31, 2003, directors serving on the Corporate Governance Committee, all of whom were independent, were: Richard D. Farman, Chair; David R. Andrews; Stanley F. Farrar; Monica C. Lozano; and J. Fernando Niebla. The Corporate Governance Committee met 5 times in 2003.

        As part of its nominating responsibilities, the Corporate Governance Committee will consider candidates nominated by stockholders for next year's meeting if the nomination is made in writing no later than November 30, 2004. Stockholder nominations must be made in accordance with Section 2.1 of UnionBanCal Corporation's Bylaws and must be addressed to UnionBanCal Corporation, Office of the Corporate Secretary, 400 California Street, San Francisco, California 94104-1302. The Bylaws of UnionBanCal Corporation are available on UnionBanCal Corporation's website, www.uboc.com.

        The Committee believes that the following specific, minimum qualifications must be met by a nominee for the position of Director:

  •
  the ability to work together with other Directors, with full and open discussion and debate as an effective, collegial group;

  •
  current knowledge of, and contacts in, the community in which UnionBanCal Corporation does business and in the industries relevant to its business; and

  •
  the ability to commit adequate time to UnionBanCal Corporation's business.

        The Committee also considers the following qualities and skills when making their determination whether a nominee is qualified for the position of Director:

  •
  experience as a current or former chief executive of a public company;

  •
  diversity of viewpoints and demographic diversity; and

  •
  the fit of the individual's skills and experience with those of the other Directors and potential Directors in comparison to the needs of UnionBanCal Corporation.

        In identifying and evaluating nominees for director, including nominees recommended by stockholders, the Committee reviews annually the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. Nominees for director are evaluated, in consultation with the Chief Executive Officer, by the Committee, which may, from time-to-time, retain the services of a third party or parties to identify or evaluate, or assist in identifying or evaluating, potential nominees. No such third party was retained during 2003 or in connection with the nominees presented to the stockholders in 2004. The Committee did not receive any stockholder recommendations for nominees for the 2004 Annual Meeting.

        The nominees presented for election in this proxy statement have been reviewed by the Committee to determine that they meet the qualifications described above. The Committee believes that the nominees are highly qualified.

Finance & Capital Committee

        The Finance & Capital Committee is responsible for reviewing UnionBanCal Corporation's financial planning and performance, tax and capital management, dividend and investment policies, management of net interest margin and asset and liability management. Directors serving on the Finance & Capital Committee at December 31, 2003 were: Stanley F. Farrar, Chair; David R. Andrews; L. Dale Crandall; Richard D. Farman; Michael J. Gillfillan; Norimichi Kanari; Monica C. Lozano; and Takaharu Saegusa. Charles R. Rinehart joined the Finance & Capital Committee effective January 1, 2004. The Finance & Capital Committee met 8 times in 2003. The Committee's Charter is available to stockholders on UnionBanCal Corporation's website, www.uboc.com.

Public Policy Committee

        The Public Policy Committee is responsible for identifying relevant political, social and environmental trends relating to UnionBanCal Corporation's business. The Public Policy Committee monitors Union Bank of California, N.A.'s programs which carry out the purposes of the Community Reinvestment Act, equal employment opportunity laws and other related federal, state and local programs. The Public Policy Committee also reviews compliance with Union Bank of California, N.A.'s Business Standards of Conduct, a code of ethics applicable to all officers and employees. Directors serving on the Public Policy Committee at December 31, 2003 were: J. Fernando Niebla, Chair; Richard C. Hartnack; Mary S. Metz; Charles R. Rinehart; and Carl W. Robertson. The Public Policy Committee met 4 times in 2003. The Committee's Charter is available to stockholders on UnionBanCal Corporation's website, www.uboc.com.

Trust Committee

        The Trust Committee supervises the administration of the fiduciary powers of Union Bank of California, N.A., and UnionBanCal Corporation's non-fiduciary investment management activities. In addition, the Trust Committee reviews reports of examination conducted by banking regulatory agencies, UnionBanCal Corporation's general auditor and its independent auditors, and reviews with appropriate management whether recommendations and corrective actions have been implemented. Directors serving on the Trust Committee at December 31, 2003 were: Carl W. Robertson, Chair;

David R. Andrews; and Stanley F. Farrar. The Trust Committee met 6 times in 2003. The Committee's Charter is available to stockholders on UnionBanCal Corporation's website, www.uboc.com.

Director Compensation

        Directors who are not full-time officers of UnionBanCal Corporation or The Bank of Tokyo-Mitsubishi, Ltd. or its affiliates received an annual combined retainer for service on our Board of Directors or the Board of Directors of Union Bank of California, N.A., and meeting fees for attendance at board and committee meetings. The annual combined retainer for service on the Boards of UnionBanCal Corporation and Union Bank of California, N.A., is $25,000, pro-rated and payable quarterly in advance. In addition, the annual combined retainer for service on the Boards of UnionBanCal Corporation and Union Bank of California, N.A., for each non-officer committee chair is $5,000, pro-rated and payable quarterly in advance, except for the Audit Committee Chair, who receives an annual combined retainer of $10,000, pro-rated and payable quarterly in advance. Effective January 1, 2004, the Presiding Director receives an additional annual retainer of $5,000, pro-rated and payable quarterly in advance. Directors who are not full-time officers of UnionBanCal Corporation or The Bank of Tokyo-Mitsubishi, Ltd., or its affiliates were also paid the following:

  •
  a fee of $1,000 for each board meeting attended, except that when board meetings of UnionBanCal Corporation and Union Bank of California, N.A., were held on the same day, the total fee was limited to $1,000; and

  •
  a fee of $1,000 for each board committee meeting attended, except that when the same committees of UnionBanCal Corporation and Union Bank of California, N.A., had a combined meeting, the total fee was limited to $1,000.

        In the past three years, each non-employee and non-expatriate director has received the following non-qualified stock option awards:

Grant Date	Shares	Exercise Price	Exercisable	Expiration
May 1, 2003	3,000	$40.50	100% vested and immediately exercisable on the Grant Date	Ten years from the Grant Date or three years after retirement.
May 1, 2002	3,000	$48.51	100% vested and immediately exercisable on the Grant Date	Ten years from the Grant Date or three years after retirement.
May 1, 2001	3,000	$30.10	100% vested and immediately exercisable on the Grant Date	Ten years from the Grant Date or three years after retirement.

        Non-employee and non-expatriate directors may defer all or any portion of their annual retainers or meeting fees either to stock units or into an interest bearing account. In 2003, the Compensation Committee adopted a program under the Year 2000 UnionBanCal Corporation Management Stock Plan pursuant to which non-employee directors may irrevocably elect to defer all or a portion of the cash retainer and/or fees payable to them for services on the Board and its committees in the form of stock units.

        Stock units are a form of deferred compensation payable in shares of common stock of UnionBanCal Corporation. At the time of deferral, a bookkeeping account is established on behalf of the director and credited with a number of fully vested stock units. The number of stock units equals the amount of the retainer or fees deferred divided by the fair market value of a share of common stock. The director will receive a number of shares of common stock equal to the number of stock units when the deferred compensation is payable. Dividend equivalents are credited to the stock unit accounts. Stock units have no voting rights.

        In January 2004, Messrs. Farman and Rinehart and Ms. Lozano each received a one-time fee of $5,000 for work performed in connection with the UnionBanCal Corporation 2004-2006 Strategic Plan.

        The above-described compensation constitutes the sole compensation non-employee and non-expatriate directors receive from UnionBanCal Corporation. It is subject to periodic review and adjustment by the Board of Directors. Members of the Audit Committee may not receive, directly or indirectly, any consulting, advisory or other compensatory fee from UnionBanCal Corporation or any of its subsidiaries, other than (1) directors' fees (which may be received in cash, stock options or other in-kind consideration ordinarily available to directors); (2) a pension or other deferred compensation for prior service that is not contingent on future service; or (3) any other regular benefits that other directors receive.

Audit Committee Report

        The Audit Committee is composed of 5 directors and operates under a written charter adopted by the Board of Directors. Each Committee member is independent.

        Management is responsible for UnionBanCal Corporation's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of UnionBanCal Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on these financial statements. The Audit Committee's responsibility is to oversee these activities.

        In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that UnionBanCal Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees", as modified or supplemented, including the auditors' judgments about the quality, as well as the acceptability, of UnionBanCal Corporation's accounting principles as applied in the financial reporting.

        In performing its functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of UnionBanCal Corporation's management, which has the primary responsibility for financial statements and reports, on UnionBanCal Corporation's internal auditors, and on the independent auditors, who, in their report, express an opinion on the conformity of UnionBanCal Corporation's annual consolidated financial statements with accounting principles generally accepted in the United States.

        UnionBanCal Corporation's independent auditors also provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence as well as its internal quality-control procedures.

        Based on the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in UnionBanCal Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC. The Audit Committee has also approved, subject to stockholder ratification, the selection of UnionBanCal Corporation's independent auditors for 2004.

                      AUDIT COMMITTEE
                      L. Dale Crandall, Chair
                      Michael J. Gillfillan
                      Mary S. Metz
                      J. Fernando Niebla
                      Charles R. Rinehart

Security Ownership by Management

        The following table indicates the beneficial ownership of UnionBanCal Corporation and Mitsubishi Tokyo Financial Group, Inc. common stock, as of March 1, 2004 by (1) all persons who are either directors (including all nominees) or executive officers named in the Summary Compensation Table; and (2) all directors and executive officers of UnionBanCal Corporation as a group, based upon information supplied by each of the directors and executive officers. All directors and executive officers named below and all directors and executive officers of UnionBanCal Corporation as a group beneficially own less than 1% of either UnionBanCal Corporation's or Mitsubishi Tokyo Financial Group, Inc.'s outstanding shares of common stock.

Name of Beneficial Owner(1)	Number of UnionBanCal Corporation's Shares Beneficially Owned	UnionBanCal Corporation Shares that may be Acquired within 60 Days of March 1, 2004 by Exercise of Options	Total	Number of Mitsubishi Tokyo Financial Group, Inc. Shares Beneficially Owned(2)
David R. Andrews	360	12,000	12,360	-0-
L. Dale Crandall(3)	500	9,000	9,500	-0-
Richard D. Farman	1,500	15,000	16,500	-0-
Stanley F. Farrar(4)	1,000	15,000	16,000	-0-
Philip B. Flynn(5)	36,521	93,833	130,354	-0-
Michael J. Gillfillan(6)	500	3,000	3,500	-0-
Richard C. Hartnack(7)	62,780	185,999	248,779	-0-
Norimichi Kanari(8)	1,000	-0-	1,000	29
Satoru Kishi	-0-	-0-	-0-	51
Monica C. Lozano(9)	1,000	9,000	10,000	-0-
David I. Matson(10)	25,371	75,399	100,770	-0-
Mary S. Metz(11)	2,270	15,059	17,329	-0-
Takahiro Moriguchi	-0-	-0-	-0-	15
J. Fernando Niebla	150	15,000	15,150	-0-
Charles R. Rinehart(12)	100	6,059	6,159	-0-
Carl W. Robertson	100	15,000	15,100	-0-
Takaharu Saegusa(8)	100	-0-	100	10
Tetsuo Shimura(8)	1,000	-0-	1,000	28
Robert M. Walker(13)	52,070	153,333	205,403	-0-
All directors and executive officers as a group (28 persons, including those named above)	227,472	971,536	1,199,008	146

(1)
Subject to applicable community property laws and shared voting or investment power with a spouse, the persons listed have sole voting and investment power with respect to all shares unless otherwise noted.

(2)
The Bank of Tokyo-Mitsubishi, Ltd., is a wholly-owned subsidiary of Mitsubishi Tokyo Financial Group, Inc. This column includes shares beneficially owned, directly and indirectly, together with associates.

(3)
Includes 500 shares of common stock held by a trust of which Mr. Crandall is a trustee.

(4)
Includes 15,000 options to purchase common stock held by a trust of which Mr. Farrar is a trustee.

(5)
Includes 17,497 shares of common stock and 72,166 options to purchase common stock held by a trust of which Mr. Flynn is a trustee, and 15,000 shares of unvested restricted stock which are beneficially owned by Mr. Flynn.

(6)
Includes 500 shares of common stock held by a trust of which Mr. Gillfillan is a trustee.

(7)
Includes 62,610 shares of common stock held by a trust of which Mr. Hartnack is a trustee.

(8)
The 91,732,217 shares of UnionBanCal Corporation common stock beneficially owned by The Bank of Tokyo-Mitsubishi, Ltd., as of the record date do not include the shares of UnionBanCal Corporation common stock owned by Messrs. Kanari, Shimura, Saegusa, or by executive officers of UnionBanCal Corporation who are expatriate employees of The Bank of Tokyo-Mitsubishi, Ltd.

(9)
Includes 1,000 shares of common stock held by a trust of which Ms. Lozano is a trustee.

(10)
Includes 72,166 options to purchase common stock held by a trust of which Mr. Matson is a trustee.

(11)
Includes 370 shares of common stock and 15,000 options to purchase common stock held by a trust of which Dr. Metz is a trustee, and 59 stock units which are convertible into common stock within 60 days only if Dr. Metz were to cease to be a member of the Board of Directors.

(12)
Includes 100 shares of common stock held by a trust of which Mr. Rinehart is a trustee and 59 stock units which are convertible into common stock within 60 days when Mr. Rinehart ceases to be a member of the Board of Directors.

(13)
Includes 51,900 shares of common stock and 121,667 options to purchase common stock held by a trust of which Mr. Walker is a trustee.

I. ELECTION OF DIRECTORS

        Fifteen directors of UnionBanCal Corporation are to be elected at the annual meeting to serve until the next annual meeting of stockholders and until they retire, resign or their successors are elected and qualified. All are directors standing for re-election with the exception of Tetsuo Shimura and Philip B. Flynn. The Board of Directors has nominated the persons listed below for election as directors and recommends that stockholders vote FOR such nominees. A resolution of the Board currently sets the exact number of directors at fifteen. All nominees, except for Messrs. Kishi and Moriguchi, are also directors of Union Bank of California, N.A. If elected as directors of UnionBanCal Corporation, all nominees, except for Messrs. Kishi and Moriguchi, are expected to be re-elected (or in the case of Mr. Flynn, elected) as directors of Union Bank of California, N.A.

        The Board of Directors has adopted a policy which provides that any director who is employed full-time by UnionBanCal Corporation or Union Bank of California, N.A., shall retire from the Board at age 65 and any director who is not employed full-time by UnionBanCal Corporation or Union Bank of California, N.A., elected for the first time before 1996, in general, shall not stand for re-election at the annual meeting of stockholders following the director's 70th birthday. The Board has provided an exception to this policy for Tetsuo Shimura, who is 65, and Satoru Kishi, who is 74. Outside directors elected for the first time after 1996 may not stand for re-election after the earlier of reaching age 70 or completing 10 years of service.

        If one or more nominee becomes unable or unwilling to accept nomination or election, the proxy holders intend to vote for the election of such other person(s), if any, as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

Director Independence

Categorical Standards of Independence

        In addition to reviewing each Director's compliance with the specific independence tests set forth in the New York Stock Exchange rules, the Board has established categorical standards to assist it in making independence determinations. UnionBanCal Corporation's categorical standards for director independence are set forth below. For purposes of these standards, the "Company" includes UnionBanCal Corporation, its parent and its direct and indirect consolidated subsidiaries. "Immediate family member" has the meaning set forth in the New York Stock Exchange's independence rules, as may be amended from time to time.

        Banking Relationships.    A Director will not fail to be independent from management solely as a result of lending relationships, deposit relationships or other banking relationships (including, without limitation, trust department, investment and insurance relationships) between the Company, on the one hand, and the Director (or an immediate family member) or an entity with which the Director (or an immediate family member) is affiliated, on the other hand, provided that (a) such relationships are in the ordinary course of business of the Company and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated parties, and (b) with respect to extensions of credit by the Company to the Director, his or her immediate family member or such entity, (i) such extensions of credit are made in compliance with applicable laws and regulations, including Regulation O of the Board of Governors of the Federal Reserve System and Section 13(k) of the Securities Exchange Act of 1934, (ii) no event of default has occurred with respect to any of such extensions of credit, (iii) none of such extensions of credit is categorized as "classified" by the Company or any regulatory authority that supervises the Company and (iv) if any of such extensions of credit was terminated in the Company's ordinary course of business, that action would not reasonably be expected to have a material adverse effect on the Director, his or her immediate family member or the affiliated entity, as applicable.

        Business Relationships.    All payments by the Company to an entity with which a Director (or an immediate family member) is affiliated for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. The following relationships are not considered material relationships that would impair a Director's independence: (a) if a Director (or an immediate family member) is affiliated with an entity that does business with the Company and the annual sales to, or purchases from, the Company during each of such entity's three preceding fiscal years are less than the greater of $200,000 or two percent of such entity's gross annual revenues, (b) if a Director is a partner of or of counsel to a law firm, the Director (or an immediate family member) does not personally perform any legal services for the Company, and the fees paid to the firm by the Company during each of such firm's three preceding fiscal years do not exceed the greater of $200,000 or two percent of such firm's gross annual revenues, (c) if a Director is a partner, officer or employee of an investment bank or consulting firm, the Director (or an immediate family member) does not personally perform any investment banking or consulting services for the Company, and the fees paid to the firm by the Company during each of such firm's three preceding fiscal years do not exceed the greater of $200,000 or two percent of such firm's gross annual revenues, and (d) if a Director (or an immediate family member) is affiliated with an entity that has a lending relationship, deposit relationship or other banking relationship with the Company and such entity's payment of interest and loan fees to, or its receipt of interest and loan fees from, the Company during each of such entity's three preceding fiscal years are less than the greater of $1 million or two percent of such entity's gross annual revenues.

        Relationships with Not-for-Profit Entities.    A Director's independence will not be considered impaired solely for the reason that the Director or an immediate family member is (a) an executive officer of a foundation, university or other not-for-profit organization that receives from the Company during any of the organization's prior three fiscal years, contributions in an amount not exceeding the greater of $100,000 or two percent of the not-for-profit organization's aggregate annual charitable receipts during the organization's fiscal year or (b) a director or trustee of a not-for-profit organization that receives from the Company during any of the organization's prior three fiscal years, contributions in an amount not exceeding the greater of $250,000 or two percent of the not-for-profit organization's aggregate annual charitable receipts during the organization's fiscal year. All contributions in excess of $50,000 shall be reported to the Board and may be considered in making independence determinations.

Nominees

        The Board of Directors has affirmatively determined that each of the following Directors are independent directors: David R. Andrews, L. Dale Crandall, Richard D. Farman, Stanley F. Farrar, Michael J. Gillfillan, Monica C. Lozano, Mary S. Metz, and J. Fernando Niebla. If elected, a majority of the Board of Directors will be independent directors.

David R. Andrews

  Mr. Andrews, 62, is Senior Vice President, Governmental Affairs, General Counsel and Secretary of PepsiCo, Inc. Mr. Andrews was a partner at the law firm of McCutchen, Doyle, Brown & Enersen from April 2000 until February 2002. He served as legal adviser to the U.S. Department of State from August 1997 to April 2000. Mr. Andrews has served as a director of Kaiser Foundation Health Plan, Inc. since April 2000, and Pacific Gas & Electric Co. since August 2000. Mr. Andrews has been a director of UnionBanCal Corporation since April 2000.

L. Dale Crandall

  Mr. Crandall, 62, is retired from Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals, where he served as President and Chief Operating Officer from March 2000 to June 2002, and as Senior Vice President and Chief Financial Officer from June 1998 to March 2000. From March 1995 to June 1998, he served as Executive Vice President, Chief Financial Officer and Treasurer of APL Limited. Prior to APL, Mr. Crandall was an audit partner at PricewaterhouseCoopers LLP. Mr. Crandall has served as a director of Coventry Health Care since January 2004, BEA Systems since March 2003, Ansell Ltd., since November 2002 and Covad Communications Group, Inc., since June 2002 and has served as trustee for four funds in the Dodge & Cox Funds family of mutual funds since October 1999. Mr. Crandall has been a director of UnionBanCal Corporation since February 2001.

Richard D. Farman

  Mr. Farman, 68, has been Chairman Emeritus of Sempra Energy since September 2000. Mr. Farman served as Chairman and Chief Executive Officer of Sempra Energy from July 1998 to June 2000. He has served as a director of Catellus Development Corporation since May 1997. Mr. Farman has been a director of UnionBanCal Corporation since November 1988.

Stanley F. Farrar

  Mr. Farrar, 61, has been a partner of the law firm of Sullivan & Cromwell LLP since October 1984. Mr. Farrar has been a director of UnionBanCal Corporation since April 1996.

Philip B. Flynn

  Mr. Flynn, 46, was appointed Vice Chairman and head of the Commercial Financial Services Group of UnionBanCal Corporation and Union Bank of California, N.A., effective April 1, 2004. He served as Executive Vice President and Chief Credit Officer of UnionBanCal Corporation and Union Bank of California, N.A., from September 2000 to April 2004, as Executive Vice President and head of

  Specialized Lending from May 2000 to September 2000 and as Executive Vice President and head of the Commercial Banking Group from June 1998 to May 2000.

Michael J. Gillfillan

  Mr. Gillfillan, 56, has been a partner of Meriturn Partners, LLC since December 2002. He served as a Partner of Neveric, LLC from March 2000 to January 2002 and as a Partner of Gavilan Partners, LP, from January 1999 to December 1999. Mr. Gillfillan has been a director of UnionBanCal Corporation since January 2003.

Richard C. Hartnack

  Mr. Hartnack, 58, has served as Vice Chairman and head of the Community Banking & Investment Services Group of UnionBanCal Corporation and Union Bank of California, N.A., since September 1999, and from April 1996 to September 1999 as head of the Community Banking Group. Mr. Hartnack has been a director of UnionBanCal Corporation since June 1991.

Norimichi Kanari

  Mr. Kanari, 57, has served as President and Chief Executive Officer of UnionBanCal Corporation and Union Bank of California, N.A., since July 2001. He served as Vice Chairman of UnionBanCal Corporation and Union Bank of California, N.A., from July 2000 to July 2001. From May 1999 to July 2000, he served as General Manager of the Corporate Banking Division in the Osaka Branch of The Bank of Tokyo-Mitsubishi, Ltd., after serving from August 1997 to May 1999 as director and General Manager of The Bank of Tokyo-Mitsubishi, Ltd.'s New York Branch and Cayman Branch. He has served as a director of The Bank of Tokyo-Mitsubishi, Ltd., since June 1997. Mr. Kanari has been a director of UnionBanCal Corporation since July 2000.

Satoru Kishi

  Mr. Kishi, 74, has been a Senior Advisor of The Bank of Tokyo-Mitsubishi, Ltd., since June 2002, after serving as Chairman of The Bank of Tokyo-Mitsubishi, Ltd., from June 2000 to June 2002 and as President of The Bank of Tokyo-Mitsubishi, Ltd., from January 1998 to June 2000. Mr. Kishi has been a director of UnionBanCal Corporation since July 1999.

Monica C. Lozano

  Ms. Lozano, 47, was appointed Publisher and Chief Executive Officer of La Opinión and Senior Vice President of Impremedia LLC in January 2004. She served as President of La Opinión from January 2000 to January 2004. She served as Associate Publisher of La Opinión from November 1995 to January 2000. She has served as a director of The Walt Disney Company since September 2000 and of Tenet Healthcare Corporation since July 2002. Ms. Lozano has been a director of UnionBanCal Corporation since January 2001.

Mary S. Metz

  Dr. Metz, 66, has been President of S. H. Cowell Foundation since January 1999. Dr. Metz has served as a director of SBC Communications, Inc. and its predecessors since July 1986, Pacific Gas & Electric Co. since March 1986 and Longs Drug Stores since February 1991. Dr. Metz has been a director of UnionBanCal Corporation since November 1988.

Takahiro Moriguchi

  Mr. Moriguchi, 59, has served as Managing Director, and Chief Executive, Global Corporate Banking Business Unit, of The Bank of Tokyo-Mitsubishi, Ltd., since May 2002. From July 2001 to May 2002, Mr. Moriguchi served as Managing Director, and Chief Executive, Treasury Unit, and Chief Executive, eBusiness & IT Initiative Unit, of The Bank of Tokyo-Mitsubishi, Ltd. Mr. Moriguchi served as President and Chief Executive Officer and Director of UnionBanCal Corporation and

  Union Bank of California, N.A., from May 1997 until July 2001. Mr. Moriguchi has been a director of UnionBanCal Corporation since April 2003.

J. Fernando Niebla

  Mr. Niebla, 64, has served as President of International Technology Partners, LLC since December 1998. From December 1995 through June 1998, he was Chairman and Chief Executive Officer of Infotec Commercial Systems. He has served as a director of Granite Construction Incorporated since August 1999. Mr. Niebla has been a director of UnionBanCal Corporation since April 1996.

Takaharu Saegusa

  Mr. Saegusa, 51, has served as Deputy Chairman of UnionBanCal Corporation since March 2001, and he served as Executive Vice President from February to March 2001. He served as Deputy General Manager, Japanese Corporate Banking Group, at The Bank of Tokyo-Mitsubishi, Ltd.'s New York Branch from June 1998 to February 2001. Mr. Saegusa has been a director of UnionBanCal Corporation since March 2001.

Tetsuo Shimura

  Tetsuo Shimura, 65, was elected Chairman and Director of UnionBanCal Corporation and Union Bank of California, N.A., effective at the close of business on October 22, 2003. He previously served on the Boards of Directors of UnionBanCal Corporation and Union Bank of California, N.A., from June 1997 to July 1998. Mr. Shimura served as Deputy President of The Bank of Tokyo-Mitsubishi, Ltd. from July 2001 to June 2003. Prior to that time, he served as Senior Managing Director and Chief Executive, Global Corporate Banking Business Unit of The Bank of Tokyo-Mitsubishi, Ltd., from July 2000 to July 2001.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation for the last three fiscal years of the President and Chief Executive Officer, the Chairman of the Board, the former Chairman of the Board, the Deputy Chairman of the Board and the four next most highly compensated executive officers (other than the President and Chief Executive Officer) who served as executive officers on December 31, 2003 ("named executive officers").

Long-Term Compensation
		Annual Compensation				Awards		Payouts
Name & Principal Position(1)	Year	Salary		Bonus	Other Annual Compensation(2)	Restricted Stock Awards(3)	Securities Underlying Options	Long-Term Incentive Payouts	All Other Compensation(4)
Norimichi Kanari President and Chief Executive Officer	2003 2002 2001	$ $ $	522,142 515,703 546,614	$0 $0 $0	$22,285 $39,616 $36,295	$0 $0 $0	-0- -0- -0-	$0 $0 $0	$0 $0 $0
Tetsuo Shimura(5) Chairman of the Board	2003		$105,343	$0	$2,125	$0	-0-	$0	$0
Kaoru Hayama(5) Former Chairman of the Board	2003 2002 2001	$ $ $	366,984 552,822 570,483	$0 $0 $0	$12,693 $33,403 $36,277	$0 $0 $0	-0- -0- -0-	$0 $0 $0	$94,849 $0 $0	(6)
Takaharu Saegusa Deputy Chairman of the Board	2003 2002 2001	$ $ $	354,951 385,059 364,659	$0 $0 $0	$2,325 $9,736 $29,917	$0 $0 $0	-0- -0- -0-	$0 $0 $0	$0 $0 $0
Richard C. Hartnack Vice Chairman of the Board	2003 2002 2001	$ $ $	505,961 490,962 471,923	$400,000 $500,000 $220,000	$36,464 $42,071 $80,510	$0 $0 $0	40,000 55,000 80,000	$1,180,099 $387,296 $259,272	$8,500 $6,850 $7,650
Robert M. Walker(7) Vice Chairman of the Board	2003 2002 2001	$ $ $	512,308 502,308 489,615	$400,000 $475,000 $220,000	$41,237 $57,655 $89,781	$0 $0 $0	40,000 55,000 80,000	$1,180,099 $387,296 $259,272	$8,500 $6,850 $7,650
David I. Matson Chief Financial Officer	2003 2002 2001	$ $ $	364,615 336,538 294,615	$250,000 $270,000 $100,000	$50,824 $58,588 $71,598	$0 $0 $0	22,000 25,000 30,000	$337,171 $138,320 $86,424	$9,625 $7,792 $8,430
Philip B. Flynn(7) Chief Credit Officer	2003 2002 2001	$ $ $	389,231 347,885 310,961	$290,000 $310,000 $150,000	$48,976 $52,137 $52,746	$281,700 $270,000 $222,600	30,000 35,000 30,000	$337,171 $138,320 $0	$8,500 $6,350 $7,650

(1)
Messrs. Kanari, Shimura, Hayama and Saegusa, as expatriate employees of The Bank of Tokyo-Mitsubishi, Ltd., are not eligible to receive restricted stock awards, long-term incentive payments or annual bonuses to be paid in 2004 for 2003 performance. Their compensation includes amounts payable under The Bank of Tokyo-Mitsubishi, Ltd. Expatriate Pay Program which takes into account exchange rates, housing costs, and other related factors. Please refer to the Executive Compensation & Benefits Committee Report on Executive Compensation for additional information. The data set forth in this table for the above officers includes all compensation awarded to, earned by or paid to them from any source for services rendered to UnionBanCal Corporation and its subsidiaries.

(2)
Other Annual Compensation includes perquisites and other personal benefits, securities or property, which, in 2003, aggregated less than the lower of $50,000 or 10% of the total salary and bonus reported for each person.

(3)
The value listed in the table for restricted stock awards was based on the closing market price of UnionBanCal Corporation common stock at the grant date. Mr. Flynn received 6,000 restricted shares in 2003, 6,000 restricted shares in 2002 and 6,000 restricted shares in 2001. As of December 31, 2003, the total number of unvested shares of restricted stock awards held by Mr. Flynn was 15,000. Each award granted to Mr. Flynn vests ratably over four years on the anniversary of the grant date. The aggregate value of restricted stock awards, as of December 31, 2003, held by Mr. Flynn was $863,100 based on the closing market price of UnionBanCal Corporation common stock on December 31, 2003. Holders of such restricted stock awards have the right to receive dividends on the subject shares at the same rate as those paid on UnionBanCal Corporation common stock.

(4)
All Other Compensation includes the dollar value of employer matching, profit sharing, and stock discount contributions to the Union Bank of California, N.A. 401(k) Plan.

(5)
Mr. Hayama resigned on October 22, 2003. Mr. Shimura was elected Chairman and Director of UnionBanCal Corporation and Union Bank of California, N.A., effective at the close of business on October 22, 2003.

(6)
Reflects the amount paid as accrued vacation upon Mr. Hayama's resignation on October 22, 2003.

(7)
Mr. Walker will not stand for re-election to the Board of Directors at the 2004 Annual Meeting, and Mr. Flynn has been appointed Vice Chairman and head of the Commercial Financial Services Group of UnionBanCal Corporation and Union Bank of California, N.A., effective April 1, 2004.

Stock Options

        The following two tables summarize grants and exercises of options to purchase UnionBanCal Corporation common stock during 2003 to or by the named executive officers, and with respect to option grants, the per-share exercise price, the expiration date of the options, and the grant date present value of options held by such persons at December 31, 2003. The second table also provides information concerning the total number of securities underlying unexercised options and the aggregate dollar value of in-the-money, unexercised options. UnionBanCal Corporation did not reprice any options during 2003 or any prior year. In 2003, expatriate officers, including the Chairman of the Board, the former Chairman of the Board, the President and Chief Executive Officer and the Deputy Chairman of the Board, were not eligible to receive stock options. Please refer to the Executive Compensation & Benefits Committee Report on Executive Compensation for additional information.

Option Grants in Last Fiscal Year (2003)(1)

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Grant Date Present Value(2)
Richard C. Hartnack	40,000	1.59%	$39.80	4/1/13	$516,800
Robert M. Walker	40,000	1.59%	$39.80	4/1/13	$516,800
David I. Matson	22,000	0.87%	$39.80	4/1/13	$284,240
Philip B. Flynn	30,000	1.19%	$39.80	4/1/13	$387,600

(1)
All options are non-qualified stock options to purchase shares of UnionBanCal Corporation's common stock. The exercise price of the options is 100% of the fair market value on the date the option was granted. Options are granted for a term of ten years. The options become exercisable pro-rata over three years from the grant date, subject to continuous employment or earlier forfeiture if employment terminates.

(2)
The grant date present value is based on the Black-Scholes option pricing model with assumptions believed by management to be applicable to UnionBanCal Corporation. The assumptions used in the model were projected volatility of 43.16%, risk-free rate of return of 2.93%, annual dividend yield of 2.81%, and average time to exercise of five years. The actual value, if any, an executive officer may realize will depend on the excess of the actual stock price over the exercise price on the date the option is exercised.

Aggregated Option Exercises in the Last Fiscal Year (2003)
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard C. Hartnack	52,500	$1,278,931	147,666	103,334	$3,749,643	$1,970,047
Robert M. Walker	63,000	$1,977,387	167,166	103,334	$4,187,548	$1,970,047
David I. Matson	29,000	$747,375	49,733	48,667	$1,170,018	$904,218
Philip B. Flynn	15,000	$434,085	62,166	63,334	$1,523,588	$1,140,476

(1)
The value of in-the-money options is calculated based on the amount by which the closing price of our common stock at December 31, 2003 ($57.54) exceeds the exercise price.

Long-Term Incentive Plan

        The following table provides information regarding awards made during 2003 under the 1997 UnionBanCal Corporation Performance Share Plan to the named executive officers, with the number of shares awarded under the Plan, the applicable performance period, and the number of shares under the award (target and maximum amount). In 2003, officers who are expatriates, including the Chairman of the Board, the former Chairman of the Board, the President and Chief Executive Officer and the Deputy Chairman of the Board were not eligible to receive UnionBanCal Corporation Performance Share Plan awards. Please refer to the Executive Compensation & Benefits Committee Report on Executive Compensation for additional information.

Long-Term Incentive Plans—Awards in Last Fiscal Year (2003)(1)

			Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout	Threshold (#)	Target (#)	Maximum (#)
Richard C. Hartnack	7,000	3 years	-0-	7,000	14,000
Robert M. Walker	7,000	3 years	-0-	7,000	14,000
David I. Matson	3,500	3 years	-0-	3,500	7,000
Philip B. Flynn	3,500	3 years	-0-	3,500	7,000

(1)
Performance Share Plan awards shown in this table were granted in accordance with the 1997 UnionBanCal Corporation Performance Share Plan. Under the Performance Share Plan, performance shares may be earned based on UnionBanCal Corporation's financial performance relative to its peer group. The value of a performance share will be equal to the average month-end closing price of UnionBanCal Corporation's common stock for the final six months of the performance period. The cash amounts payable following the end of the performance period will be equal to the earned award multiplied by the average price. This proxy statement includes a proposal to amend the 1997 UnionBanCal Corporation Performance Share Plan to increase by 2,000,000 the number of performance shares subject to the Plan and to permit the Executive Compensation & Benefits Committee to provide for the payment of earned awards in cash and/or shares of UnionBanCal Corporation common stock issued under the Year 2000 UnionBanCal Corporation Management Stock Plan.

Pension Plans

        The following table indicates the estimated annual benefit payable to a covered participant in the Union Bank of California Retirement Plan ("Retirement Plan"), retiring at age 65, based on compensation and years of service to UnionBanCal Corporation, its participating subsidiaries and certain affiliates. Employees covered by the retirement plans of The Bank of Tokyo-Mitsubishi, Ltd., including Messrs. Kanari, Shimura, Hayama and Saegusa, are excluded from participation. The amounts shown in the table reflect straight life annuity amounts and do not reflect any deduction for Social Security and other offset amounts and have been calculated without reference to the maximum limitations imposed by the Internal Revenue Code.

Pension Plan Table

	Annual Benefit-Years of Service(2)
Compensation(1)
	10	15	20	25	30
$600,000	$120,000	$180,000	$240,000	$300,000	$360,000
$700,000	$140,000	$210,000	$280,000	$350,000	$420,000
$800,000	$160,000	$240,000	$320,000	$400,000	$480,000
$900,000	$180,000	$270,000	$360,000	$450,000	$540,000
$1,000,000	$200,000	$300,000	$400,000	$500,000	$600,000
$1,100,000	$220,000	$330,000	$440,000	$550,000	$660,000
$1,200,000	$240,000	$360,000	$480,000	$600,000	$720,000

(1)
Compensation covered by the Retirement Plan includes base salary and annual bonus as of December 31, 2003, which was $1,010,000 for Mr. Hartnack, $990,000 for Mr. Walker, $640,000 for Mr. Matson and $710,000 for Mr. Flynn.

(2)
As of December 31, 2003, Messrs. Hartnack, Walker, Matson and Flynn had 13, 12, 28, and 24 years of credited service, respectively.

        Benefits in excess of limitations imposed by the Internal Revenue Code may be paid by UnionBanCal Corporation through individual supplemental retirement contracts, to certain officers of UnionBanCal Corporation through supplemental benefits within the qualified plan, or to certain officers of UnionBanCal Corporation pursuant to its Supplemental Executive Retirement Plan. The Union Bank of California Supplemental Executive Retirement Plan benefits are extended to senior vice presidents and other senior executives of UnionBanCal Corporation, including executive officers of UnionBanCal Corporation named above in the Summary Compensation Table, except expatriate executive officers. An enhanced Supplemental Executive Retirement Plan was extended to policy-making officers on November 17, 1999. Certain officers of the pre-1988 Union Bank are participants in the Executive Supplemental Benefit Plan which provides a benefit equal to 20% or 30% of the officer's compensation, payable for ten years. Under a related agreement, the officers' compensation for purposes of calculating the benefit was fixed at 1990 levels, in exchange for the right to receive, subject to continued employment, up to three lump sum installment payments equal to the estimated benefit they could have received under the plan if compensation was not fixed at 1990 levels. Messrs. Flynn and Matson each received the final installment of those payments in January 2003, equal to $15,759 and $51,957, respectively.

Senior Management Bonus Plan

        The Senior Management Bonus Plan provides the means whereby certain senior management employees of UnionBanCal Corporation and Union Bank of California, N.A., may be given an opportunity to earn performance-based cash annual incentives. Awards under the Senior Management Bonus Plan are earned based on performance against measures established at the beginning of each year. Payments of individual awards under the Senior Management Bonus Plan are intended to be performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the "Code").

Employment Agreements

        Effective January 1, 1998, Union Bank of California, N.A., entered into employment agreements with Messrs. Hartnack and Walker. These employment agreements provided for base salaries of $415,000 each, subject to review and possible increases as determined by the Executive Compensation & Benefits Committee of the Board of Directors, a grant to Mr. Walker in 1998 of restricted stock and eligibility for both Messrs. Hartnack and Walker to participate in Union Bank of California, N.A.'s Senior Management Bonus Plan and other long-term incentive plans. The employment agreements entitled these individuals to severance benefits under specified circumstances including termination by Union Bank of California, N.A., without cause. These severance benefits include the following:

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  the greater of: continuation of base salary for two years plus a prorated bonus amount equal to the average of the individual's annual bonus (excluding an award of long-term incentives) for the three most recent bonus determination years; or the salary continuation amount payable under Union Bank of California, N.A.'s then-existing separation pay plan;

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  benefits payable to participants at or above the level of executive vice president for this salary continuation period under Union Bank of California, N.A.'s separation pay plan; and

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  vesting in full of all restricted stock awards and any target award amount under the individual's outstanding grants of performance shares under the UnionBanCal Corporation Performance Share Plan, and payment of vested shares within 120 days following termination of employment.

        In addition, each will receive a pension supplement which consists of the actuarial equivalent of the extra amount he would receive under the Union Bank of California Retirement Plan if the applicable limitations on benefits set forth in the Code did not apply, less amounts payable from Union Bank of California's Retirement Plan and Supplemental Executive Retirement Plan and, in Mr. Hartnack's case, the actuarial equivalent of the lump sum distributions he received from the qualified and non-qualified plans of the former First National Bank of Chicago. The pension supplement will also provide Mr. Hartnack the actuarial equivalent of the extra amount he would receive if the Retirement Plan had taken into account his nine years of service with First National Bank of Chicago. The pension supplement also credits Mr. Walker with an additional five years of credited service.

        Union Bank of California, N.A., entered into an employment agreement with Mr. Matson, effective as of January 1, 1998, in connection with his employment as Executive Vice President and Chief Financial Officer. This employment agreement provided for an annual base salary of $225,000 and entitled Mr. Matson to participate in Union Bank of California's Senior Management Bonus Plan with a target bonus of 35% of base salary. In addition, this employment agreement made Mr. Matson eligible for long-term incentive awards available to policy making officers, including grants of stock options and restricted stock and the award of performance shares, with a target long-term incentive award of 50% of annual salary. Mr. Matson's compensation is subject to annual review and increases as determined by the Executive Compensation & Benefits Committee of the Board of Directors. This

employment agreement also provided for eligibility of Mr. Matson to participate in the Union Bank of California Supplemental Executive Retirement Plan and the Executive Supplemental Benefit Plan of a predecessor institution and provided for relocation expenses commencing upon Mr. Matson's relocation to the San Francisco area.

        Mr. Matson is entitled to severance benefits under specified circumstances, including termination by Union Bank of California, N.A., without cause. These severance benefits include the following:

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  the greater of: continuation of base salary for two years plus a prorated bonus amount equal to the average of Mr. Matson's annual bonus (excluding an award of long-term incentives) for the three most recent bonus determination years; or the salary continuation amount payable under Union Bank of California, N.A.'s then-existing separation pay plan;

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  benefits available to participants at or above the level of executive vice president for the salary continuation period under Union Bank of California, N.A.'s separation pay plan;

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  if Mr. Matson is less than 60 years old at the time of the termination, retirement benefits under the Union Bank of California Retirement Plan and the Union Bank of California Supplemental Executive Retirement Plan equal to the additional amounts he would have earned if he had continued to work for Union Bank of California, N.A., until he reached the age of 60; and

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  full and immediate vesting of and payment for Mr. Matson's outstanding grants of performance shares.

        In February 2004, Union Bank of California, N.A., entered into an employment agreement with Mr. Flynn, effective as of April 1, 2004, in connection with his appointment (effective April 1, 2004) as Vice Chairman and head of the Commercial Financial Services Group of Union Bank of California, N.A., and UnionBanCal Corporation. The agreement is for an initial three-year period, and is extended automatically at the end of each year for an additional one year unless UnionBanCal Corporation delivers written notice to Mr. Flynn, at least sixty days prior to the anniversary of the effective date of the agreement, that the agreement will not be extended. This employment agreement provided for an annual base salary of $475,000 and entitled Mr. Flynn to continue to participate in Union Bank of California's Senior Management Bonus Plan and provided Mr. Flynn continued eligibility for long-term incentive awards, including grants of stock options under the Year 2000 UnionBanCal Corporation Management Stock Plan and performance shares under the 1997 UnionBanCal Corporation Performance Share Plan. Mr. Flynn is also entitled to continue to participate in the Union Bank of California Supplemental Executive Retirement Plan. Mr. Flynn's compensation is subject to annual review and adjustment, based on (1) competitive market analysis, (2) the recommendation of the Chief Executive Officer, and (3) approval by the Executive Compensation & Benefits Committee.

        Mr. Flynn is entitled to severance benefits under specified circumstances, including termination without cause. These severance benefits include the following:

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  the greater of: continuation of base salary for two years plus a prorated bonus amount equal to the average of Mr. Flynn's annual bonus (excluding an award of long-term incentives) for the three most recent bonus determination years; or the salary continuation amount payable under Union Bank of California, N.A.'s then-existing separation pay plan;

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  benefits payable to participants at or above the level of executive vice president for the salary continuation period under Union Bank of California, N.A.'s separation pay plan; and

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  vesting in full of all restricted stock awards.

Change of Control Agreements

        In May 2003, UnionBanCal Corporation entered into Change of Control Agreements with its policy-making officers, including Messrs. Hartnack, Walker, Matson and Flynn. These agreements become effective only in the event of a change of control as defined in the agreement. The agreement is for an initial thirty-month period, commencing on May 1, 2003, and is extended automatically at the end of each year for an additional one year unless UnionBanCal Corporation delivers written notice to the executive, at least sixty days prior to the annual renewal date, that the agreement will not be extended.

        A "change of control" is generally defined as the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of UnionBanCal Corporation, or the acquisition by UnionBanCal Corporation of the assets or stock of another entity, except where, in either case, at least 30% of the common stock and voting power of the resulting entity is owned by The Bank of Tokyo-Mitsubishi, Ltd. (or certain affiliates thereof), and no individual, entity or group owns a larger percentage of common stock than The Bank of Tokyo-Mitsubishi, Ltd. (or those affiliates).

        If a change of control of UnionBanCal Corporation occurs, UnionBanCal Corporation will continue the executive's employment for a period of thirty months from the date of the change of control. During this period:

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  The executive's position and duties will be at least commensurate with the most significant duties held by him during the 120-day period prior to the date of a change of control.

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  UnionBanCal Corporation may not assign the executive to an office at a location more than 35 miles from his present office.

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  Each executive will receive a monthly base salary equal to or greater than the highest monthly base salary he earned from UnionBanCal Corporation during the twelve-month period prior to the date of the change of control, and an annual bonus opportunity in cash at least equal to the executive's target bonus under UnionBanCal Corporation's Senior Management Bonus Plan in the year in which the change of control occurred.

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  The executive will be eligible to participate in all of UnionBanCal Corporation's executive compensation plans and employee benefit plans, including medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs, at least equal to the most favorable of those plans which were in effect at any time during the 120-day period preceding the effective date.

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  The executive will be eligible to participate in all of UnionBanCal Corporation's incentive, savings and retirement plans, including cash incentive, equity incentive, savings and retirement plans, practices, policies, and programs, at least equal to the most favorable of those plans which were in effect at any time during the 120-day period preceding the effective date.

        If the executive dies or becomes disabled during the employment period, the executive or his beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation and vacation pay, and death or disability benefits.

        The agreement also provides severance benefits to the executive if UnionBanCal Corporation terminates his employment for a reason other than cause or disability or if he resigns for good reason during the employment period. An executive may generally resign for good reason if the terms of his employment during the employment period differ from the terms set forth above. If the executive becomes entitled to receive severance benefits under his agreement, he will receive in addition to other benefits:

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  The prorated portion of his salary and bonus for the year he was terminated and three times the sum of his annual base salary and annual bonus.

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  Payment under UnionBanCal Corporation's defined benefit pension plan and any excess benefit plan in which the executive participates, in an amount equal to the excess of: (a) the retirement benefits he would receive under the plans if he continued to receive service credit for three years after the date his employment was terminated, over (b) the retirement benefits he actually accrued under the plans.

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  Continued benefits under UnionBanCal Corporation's benefit plans (medical, dental, insurance, etc.) and continuation of other fringe benefits received by the named executive officer for a period of three years.

        If the Internal Revenue Service subjects any payment to the executive under this agreement to an excise tax under Section 4999 of the Code, the executive will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax was not imposed. However, this additional payment will not be made to the executive unless the payment exceeds 110% of the payments that could have been made to him or her without the imposition of an excise tax.

Transactions with Management and Others

        UnionBanCal Corporation and Union Bank of California, N.A., have had, and expect to have in the future, banking and other transactions in the ordinary course of business with The Bank of Tokyo-Mitsubishi, Ltd. and with its affiliates. During 2003, these transactions included, but were not limited to, origination, participation, servicing and remarketing of loans and leases, purchase and sale of acceptances and interest rate derivatives, foreign exchange transactions, funds transfers, custodianships, electronic data processing, investment advice and management, deposits and trust services. In the opinion of management, these transactions were made at prevailing rates, terms and conditions and did not involve more than the normal risk of collectibility or present other unfavorable features for UnionBanCal Corporation or Union Bank of California, N.A. In 2003, pursuant to a service agreement, Union Bank of California, N.A., reimbursed The Bank of Tokyo-Mitsubishi, Ltd. for compensation and other benefits totaling approximately $1.5 million provided under The Bank of Tokyo-Mitsubishi, Ltd. Expatriate Pay Program to all expatriate officers for services rendered to UnionBanCal Corporation and Union Bank of California, N.A. The amount reimbursed was in addition to compensation and benefits paid to these expatriate officers by Union Bank of California, N.A., for services rendered by them to Union Bank of California, N.A.

        Certain directors and executive officers and corporations and other organizations associated with them and members of their immediate families were customers of and had banking transactions, including loans, with Union Bank of California, N.A., in the ordinary course of business in 2003. These loans are exempt from the loan prohibitions of the Sarbanes-Oxley Act of 2002 and were made on substantially the same terms, including interest rates and collateral, as those available at the time for similar transactions with other persons. These loans did not involve more than the normal risk of collectability or have other unfavorable features.

Compensation Committee Interlocks and Insider Participation

        Messrs. Farman, Crandall, Rinehart and Robertson, none of whom is or has been an officer or employee of UnionBanCal Corporation, served in 2003 as members of UnionBanCal Corporation's Executive Compensation & Benefits Committee. During 2003, members of the Executive

Compensation & Benefits Committee and an entity controlled by a member of the Executive Compensation & Benefits Committee, had loans or other extensions of credit outstanding from Union Bank of California, N.A. These loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans are exempt from the loan prohibitions of the Sarbanes-Oxley Act of 2002 and did not involve more than the normal risk of collectibility or have other unfavorable features.

Compliance with Section 16 of the 1934 Act

        Section 16(a) of the Securities Exchange Act of 1934 requires UnionBanCal Corporation's directors, executive officers and holders of more than 10% of a registered class of UnionBanCal Corporation's equity securities to file with the SEC reports of ownership and changes in ownership of any equity securities of UnionBanCal Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish UnionBanCal Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that all required forms were filed, UnionBanCal Corporation believes that all Section 16 filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with.

Executive Compensation & Benefits Committee Report on Executive Compensation

Overview

        The UnionBanCal Corporation Executive Compensation & Benefits Committee (the "Compensation Committee") reviews and approves executive officer compensation programs and award levels, and oversees UnionBanCal Corporation's employee benefit plans. In developing and monitoring these programs, the Compensation Committee employs the services of an internationally known executive compensation consulting firm.

        The Compensation Committee approves all key elements of UnionBanCal Corporation's executive compensation and benefit programs for the named executive officers and the other policy making officers, and oversees the design and implementation of all executive officer incentive plans, subject to stockholder approval where required and/or appropriate. The Compensation Committee also reviews reports from UnionBanCal Corporation's management on the compensation and benefit programs for officers below the policy making level. In addition, the Compensation Committee approves performance standards for UnionBanCal Corporation's executive officer incentive plans and assesses UnionBanCal Corporation's performance results in determining awards under the plans, compared to both internal goals and peer bank performance.

        For compensation purposes, UnionBanCal Corporation's executive officers are divided into four groups: (1) the named executive officers of UnionBanCal Corporation in the Summary Compensation Table; (2) other policy making officers, who are the eight Executive Vice Presidents who serve on the Bank's Executive Management Committee, plus the manager of UnionBanCal Corporation's Independent Risk Monitoring Group; (3) other Executive Vice Presidents and certain Senior Vice Presidents with responsibility for matters that impact the overall performance of UnionBanCal Corporation; and (4) expatriate policy making officers serving on rotational assignments from The Bank of Tokyo-Mitsubishi, Ltd.

What Is Our Philosophy on Executive Compensation?

        It is our philosophy to compensate executive officers in a manner that promotes the recruitment, motivation and retention of exceptional employees who will help UnionBanCal Corporation achieve its strategic business objectives and build superior stockholder value. UnionBanCal Corporation's executive compensation philosophy is implemented through compensation programs based upon the following principles:

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  An executive's targeted total compensation and benefits package should be positioned at median competitive levels, taking into account the relative responsibilities of the executive officers involved and reflecting UnionBanCal Corporation's performance against both its business plans and the performance of its peers.

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  Our total compensation and benefits package should provide an appropriate mix of fixed and variable compensation to support a strong pay-for-performance relationship.

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  Performance-based compensation should be tied to performance measures believed to influence heavily stockholder value and which can be influenced by UnionBanCal Corporation's executive officers.

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  Our long-term incentive program should be designed to encourage executive retention and link executive compensation directly to long-term stockholder interests.

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  Compensation plans should be easy to understand and communicate.

        On November 17, 1999, UnionBanCal Corporation instituted stock ownership guidelines for its policy making officers and Board of Directors. Within the five-year compliance period, each non-employee, non-expatriate director is expected to own shares of UnionBanCal Corporation's common stock with a market value of five times the director's annual retainer which was $125,000 as of December 31, 2003. Each non-expatriate policy making officer is expected to own common stock with a market value of two times the officer's annual salary. Each Vice Chairman is expected to own common stock with a market value of four times annual salary. Stock ownership under these guidelines includes (a) common stock owned personally or in trust for the benefit of these directors and policy making officers; (b) vested shares held in any benefit plan, including any IRA; and (c) 50% of the embedded value of vested "in the money" stock options. Directors and policy making officers are expected to comply with these ownership guidelines by November 17, 2004 or, in case of new directors or executive officers, within five years of the date of election or appointment. Each of the director nominees has met, or is on track to meet, the ownership guidelines.

What Is Our Peer Group?

        UnionBanCal Corporation uses a group of peer banks to compare all of the primary elements of the executive officer compensation and benefit programs. UnionBanCal Corporation's current peer group includes 18 banks, many of which are drawn from the KBW Bank Index, published by Keefe, Bruyette & Woods, Inc. These peer banks are used for comparison of UnionBanCal Corporation's financial performance and compensation. The peer group was developed in part in consultation with the consulting firm retained by the Compensation Committee.

How Do We Determine Base Salary?

        In general, UnionBanCal Corporation targets base salaries at the median competitive levels relative to comparable positions in our peer group, taking into account the comparative responsibilities of the executive officers involved. Where the responsibilities of executive positions at UnionBanCal Corporation exceed those typically found among other banks or where an executive plays a particularly critical role at UnionBanCal Corporation, base salaries may be targeted above median competitive levels. In determining salaries, the Compensation Committee also takes into account individual leadership and vision, experience and performance, as well as internal equity relative to other positions within UnionBanCal Corporation, and specific issues particular to UnionBanCal Corporation and the position involved.

How Do We Award Annual Bonuses?

        During 2003, participants under the Senior Management Bonus Plan include all Senior Vice Presidents and above with responsibility for matters that impact overall company performance (including the non-expatriate named executive officers).

        Participants are assigned target bonuses comparable to median competitive levels within our peer group. The size of the bonus fund is based on UnionBanCal Corporation's performance on two measures, both relative to UnionBanCal Corporation's 2003 financial plan: (1) return on average common equity; and (2) net income; however, the bonus fund will also be based on business unit performance for some participants. The bonus fund size may vary up to two times aggregate target bonuses based on UnionBanCal Corporation's performance on these two measures. With respect to non-expatriate named executive officers, bonus amounts are determined based on the two corporate measures described above. These bonus amounts may be decreased, but not increased, from the formula amount due to subjective factors, and, therefore, are deductible by UnionBanCal Corporation as performance-based compensation under Code Section 162(m). Any bonus amounts paid to non-expatriate named executive officers that are above the formula amount are based upon consideration of subjective factors by the Compensation Committee, and are not paid within the provisions of the Senior Management Bonus Plan.

        For all participants in the Senior Management Bonus Plan who are not named executive officers, bonus amounts are determined based on a combination of the overall bonus fund size, corporate and/or business unit performance, and individual performance and contributions. For these participants, the overall bonus fund may be adjusted upward or downward beyond the formula amount based upon a subjective assessment of corporate and/or business unit performance against pre-established criteria considered by the Compensation Committee.

How Is Our Compensation Strategy Evolving?

        As part of its ongoing management process, the Compensation Committee continues to evaluate the role and use of equity and other long-term incentive vehicles in UnionBanCal Corporation's long-term incentive program. As an outcome of this evaluation, at the executive level, in 2004 we expect to increase the participation in and award value of the 1997 UnionBanCal Corporation Performance Share Plan and decrease the award value of stock options, while seeking to maintain the same overall target long-term incentive value.

What Is Our Long-Term Incentive Program?

        UnionBanCal Corporation provides long-term incentive awards to individuals who can impact UnionBanCal Corporation's long-term performance and value. Target awards are based on median competitive levels. During 2003, participants received Long-Term Incentive Program grants consisting of stock options and, in the case of policy making officers, performance share awards.

  Stock Options

        UnionBanCal Corporation grants stock options to executive officers, non-employee directors and those employees who make an exceptional contribution to the results of UnionBanCal Corporation throughout the year. UnionBanCal Corporation believes these awards are in the best interests of its stockholders and that they are highly motivational and further align high-performing employees with stockholder interests. However, expatriate officers are not eligible to participate in the Year 2000 UnionBanCal Corporation Management Stock Plan.

        The Year 2000 UnionBanCal Corporation Management Stock Plan, which became effective on January 1, 2000, authorized the issuance of up to 10,000,000 shares of UnionBanCal Corporation's common stock to certain employees, among others, of UnionBanCal Corporation and its subsidiaries for grants of stock options and awards of restricted stock. In April 2002, the stockholders of UnionBanCal Corporation voted to increase by 6,000,000 the number of shares of common stock which may be awarded under the Year 2000 UnionBanCal Corporation Management Stock Plan. The increased aggregate number of shares (16,000,000) available for grants and awards represent approximately 10.96% of UnionBanCal Corporation's outstanding shares of common stock as of December 31, 2003. Canceled or forfeited options, restricted stock and other equity awards become available for future grants.

        The Compensation Committee determines the term of each stock option grant to executive officers, up to a maximum of ten years from the date of grant. The exercise price may not be less than the fair market value on the grant date. In general, options vest or become exercisable over three years, provided that the employee has completed the specified continuous service requirement, or earlier if the employee dies or is permanently and totally disabled or retires or has their employment terminated under certain conditions.

  Performance Shares

        The Performance Share Plan provides compensation in the form of performance shares that appreciate in value based on two factors: (1) the market price of UnionBanCal Corporation's common stock; and (2) performance as measured by return on average common equity (a performance measure the Compensation Committee believes is closely linked to value creation) relative to our peer group. The proposal in this year's proxy statement to increase the number of performance shares which may be awarded under the Performance Share Plan (Appendix B) is believed by the Compensation Committee to be necessary to provide for future grants and awards under the Plan.

        For 2003, non-expatriate policy making officers received grants of performance shares which will be redeemed in cash three years after the date of grant. The value of a performance share is equal to the market price of UnionBanCal Corporation's common stock. The proposal in this year's proxy statement relating to the 1997 UnionBanCal Corporation Performance Share Plan would also permit the Compensation Committee, in its discretion, to provide for the payment of earned awards in cash and/or shares of UnionBanCal Corporation common stock issued under the Year 2000 UnionBanCal Corporation Management Stock Plan. Pursuant to the Performance Share Plan, the Compensation Committee sets performance goals and participants will only earn and be paid for performance shares upon the attainment of such performance goals.

        For named executive officers, the number of performance shares actually earned may be decreased, but not increased, from the formula amount due to subjective factors, and, therefore, are deductible by UnionBanCal Corporation as performance-based compensation under Code Section 162(m). Any amounts paid to a named executive officer that are above the formula amount are based upon consideration of subjective factors by the Compensation Committee, and are not paid within the provisions of the Performance Share Plan. For participants who are not named executive officers, the number of performance shares earned may be adjusted upward or downward based upon a subjective assessment of performance or other factors considered by the Compensation Committee. The number of performance shares actually earned at the end of the performance period will be based on UnionBanCal Corporation's percentile ranking among its peer group in return on average common equity. A participant must be an employee in good standing throughout the three-year performance period, except in the case of death, permanent disability, or retirement, in order to be eligible for an award. In 2003, policy making expatriate officers did not participate in this Plan. For 2004, Executive Vice Presidents are eligible to receive performance share awards.

  Restricted Stock

        During 2003, UnionBanCal Corporation has almost exclusively awarded stock options and performance shares rather than restricted stock. In general, awards of restricted stock vest in equal annual installments over four years from the grant date, provided that the employee has completed the specified continuous service requirement, or earlier if the employee dies or is permanently and totally disabled or retires under certain grant, age and service conditions. Holders of restricted stock have the right to vote their restricted shares and to receive dividends. For 2004, UnionBanCal Corporation expects to continue to award stock options and performance shares rather than restricted stock as long-term incentive awards.

What Other Benefits Do Executive Officers Receive?

        Senior Vice Presidents and above are eligible to defer base salary and incentives and outside directors are eligible to defer directors' fees and retainers for payment at a future date designated by the executive officers or outside directors under the Union Bank of California Deferred Compensation Plan. Funds deferred under this Plan accrue interest based on the average Treasury Constant Maturities Rate, calculated quarterly based on a rolling average for the previous 12 months.

        Selected executive officers, excluding policy making expatriate officers, are also eligible for retirement benefits under supplemental plans designed to continue coverage amounts otherwise limited under the qualified plan. Executive officers may also be eligible for other benefits and perquisites, such as financial planning assistance, country club membership, and luncheon clubs. These other benefits and perquisites do not extend into retirement, except financial counseling which continues for a limited period.

How Do We Determine Expatriate Officer Compensation?

        In 2003, four of our named executive officers, Messrs. Kanari, Hayama (who resigned in October 2003), Shimura (who was appointed in October 2003) and Saegusa, plus one additional policy making officer, served as executive officers of UnionBanCal Corporation on rotational assignments from The Bank of Tokyo-Mitsubishi, Ltd. The Bank of Tokyo-Mitsubishi, Ltd. Expatriate Pay Program incorporates a number of different elements, including overseas base salary, certain allowances, and tax gross up payments. The Compensation Committee takes the compensation policies of The Bank of Tokyo-Mitsubishi, Ltd. into account when determining the compensation of these expatriate officers. As a result, none of the expatriate officers were eligible to receive annual bonuses, restricted stock awards, stock option grants, or performance share awards. Some compensation for services rendered to UnionBanCal Corporation is paid to the expatriate officers from The Bank of Tokyo-Mitsubishi, Ltd. and reimbursed by UnionBanCal Corporation to The Bank of Tokyo-Mitsubishi, Ltd. under a service agreement. This reimbursed compensation received by our named executive officers is included in the Summary Compensation Table above. The Bank of Tokyo-Mitsubishi, Ltd. Expatriate Pay Program is partly a Japanese Yen based system and, as a result, exchange rate fluctuations may yield differing dollar denominated compensation levels from year to year.

How Do We Determine Chief Executive Officer Compensation?

        Mr. Kanari's base salary is determined and approved by the Compensation Committee, taking into account The Bank of Tokyo-Mitsubishi, Ltd. Expatriate Pay Program, which the Compensation Committee reviews in comparison with competitive bank chief executive officer compensation. His compensation is therefore indirectly related to the performance of UnionBanCal Corporation from year to year. In 2003, Mr. Kanari was also ineligible for annual bonuses, restricted stock awards, stock option grants, or performance share awards generally available to peer group chief executive officers and to non-expatriate officers. However, the Compensation Committee believes that Mr. Kanari's past performance and his long-term relationship with The Bank of Tokyo-Mitsubishi, Ltd. demonstrate ample motivation, notwithstanding his ineligibility for these compensation programs.

Is Our Compensation Deductible?

        Section 162(m) of the Code limits the tax deductibility by UnionBanCal Corporation of certain compensation in excess of $1 million paid to the chief executive officer of UnionBanCal Corporation or the other four most highly compensated officers. However, performance-based compensation is excluded from the $1 million limit.

        Stock options granted under the Year 2000 UnionBanCal Corporation Management Stock Plan are performance-based and deductible by UnionBanCal Corporation under Code Section 162(m) if: (1) the grant is made by the Compensation Committee; (2) the Year 2000 UnionBanCal Corporation Management Stock Plan restricts the number of shares for which options may be awarded to an executive during a specified period; and (3) the compensation that the executive may receive is based solely on an increase in the value of the stock after the date of grant. Grants of restricted stock under the Year 2000 UnionBanCal Corporation Management Stock Plan are not considered performance-based compensation under §162(m) of the Code and Treasury Regulations promulgated thereunder and are therefore not deductible if the $1 million annual limit is exceeded.

        The 1997 UnionBanCal Corporation Performance Share Plan also is designed to provide compensation which is deductible under Code Section 162(m). To qualify as performance-based, the 1997 UnionBanCal Corporation Performance Share Plan must be approved by stockholders periodically. It was last approved on April 25, 2001.

        Awards under UnionBanCal Corporation's Senior Management Bonus Plan are deductible as performance-based compensation under Code Section 162(m). To qualify as performance-based, the Senior Management Bonus Plan must be approved by stockholders periodically. It was last approved on April 25, 2001.

        While the tax impact of any compensation arrangement is one factor considered by the Compensation Committee, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize UnionBanCal Corporation's tax deductions. However, the Compensation Committee may award compensation from time to time which is not fully tax deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of UnionBanCal Corporation and its stockholders.

                      EXECUTIVE COMPENSATION &
                      BENEFITS COMMITTEE

                      Richard D. Farman, Chairman
                      L. Dale Crandall
                      Charles R. Rinehart
                      Carl W. Robertson

II. PROPOSAL TO AMEND THE 1997 UNIONBANCAL CORPORATION
PERFORMANCE SHARE PLAN

        The Board of Directors recommends that stockholders vote FOR the proposal to amend the Performance Share Plan (a) to increase by 2,000,000 the aggregate number of performance shares subject to the Plan, and (b) to permit the Executive Compensation & Benefits Committee, in its discretion, to provide for the payment of earned awards in cash and/or shares of UnionBanCal Corporation common stock issued under the Year 2000 UnionBanCal Corporation Management Stock Plan. A copy of the 1997 UnionBanCal Corporation Performance Share Plan, as amended, is attached to this Proxy Statement as Appendix B.

Summary of the Plan.

        The Performance Share Plan is designed to comply with the requirements for an exemption from the United States tax laws that eliminate a federal tax deduction for annual compensation in excess of $1,000,000 paid by UnionBanCal Corporation (or its subsidiaries, including Union Bank of California, N.A.) to any officer required to be named in the Summary Compensation Table. Compensation may be exempt if paid on account of attainment of one or more performance goals set under a plan that has been approved by stockholders. The Performance Share Plan was initially approved by the stockholders at the 1997 Annual Meeting, and was later re-approved by the stockholders at the 2001 Annual Meeting.

        The Performance Share Plan provides a means for employees of UnionBanCal Corporation and its subsidiaries to earn performance-based incentives. The Executive Compensation & Benefits Committee is comprised of four independent directors who administer the Performance Share Plan. Target awards under the Performance Share Plan may be granted for an aggregate of not more than 600,000 performance shares. Forfeited shares become available again for target awards. At December 31, 2003, 173,000 target awards were outstanding and 340,683 were available for grants. The maximum number of performance shares for which target awards may be granted will be increased to 2,600,000 upon stockholder approval.

        Each participant is granted a target award at the beginning of a performance cycle, which consists of three consecutive fiscal years. No participant may be granted a target award of more than 60,000 performance shares in any fiscal year. The size of the target award is based on position level, desired pay positioning, other long-term incentive grants and other factors considered by the Executive Compensation & Benefits Committee. Based on UnionBanCal Corporation's performance, participants may earn zero to two times the target awards. Performance shares are earned based on UnionBanCal Corporation's financial performance results relative to certain peer banks during the respective performance cycle. At the beginning of each performance cycle, the Executive Compensation & Benefits Committee establishes the specific performance measure or measures to be used and the schedule for calculating the number of performance shares (as a multiple of the target award) actually earned. Participants generally earn performance shares only upon the attainment of the performance goals established by the Executive Compensation & Benefits Committee, however, for named executive officers, the number of performance shares actually earned may be decreased, but not increased, from the formula amount due to subjective factors. Any amounts paid to a named executive officer that are above the formula amount are based upon consideration of subjective factors by the Executive Compensation & Benefits Committee and are not paid within the provisions of the Performance Share Plan. In addition, for participants who are not named executive officers, the number of performance shares earned may be adjusted upward or downward based upon a subjective assessment of performance or other factors considered by the Executive Compensation & Benefits Committee. If extraordinary events occur during a performance cycle which alter the basis upon which the performance measure(s) is calculated, such calculation may be adjusted, with the Executive Compensation & Benefits Committee's approval, to exclude the effect of these events. However, the

Executive Compensation & Benefits Committee may not increase the amount of compensation payable that would otherwise be due upon attainment of the goals.

        Eligible participants must be employed through the end of a performance cycle in order to receive an award. In the case of retirement, death or permanent disability, participants (or their beneficiary or estate in the event of death) will be eligible to receive a pro rata earned award. The Executive Compensation & Benefits Committee also has the discretion to authorize continued participation, proration or early distribution of earned awards which would otherwise be forfeited.

        Payments are in cash based on the number of performance shares earned times the average month-end closing price of UnionBanCal Corporation common stock for the six months immediately preceding the end of a performance cycle. As amended, the Performance Share Plan would permit the Executive Compensation & Benefits Committee to provide for the payment of earned awards in cash and/or shares of UnionBanCal Corporation common stock. The Year 2000 Management Stock Plan authorizes the issuance of up to 16,000,000 shares of Common Stock to certain employees of UnionBanCal Corporation and its subsidiaries as grants of stock options, awards of restricted stock, or on such other terms and conditions as the Executive Compensation & Benefits Committee may determine as compensation for services rendered. The market price of UnionBanCal Corporation common stock was $52.27 as of March 16, 2004.

        The Board of Directors may at any time amend, suspend or terminate the Performance Share Plan; provided, however, the Board cannot amend the Performance Share Plan, without approval of UnionBanCal Corporation's stockholders, to increase the aggregate number of performance shares subject to the Performance Share Plan or to change the designation or class of persons eligible to receive target awards under the Performance Share Plan.

        The affirmative vote of a majority of the shares represented and entitled to vote at the meeting is required to approve the amendment to the Performance Share Plan. Broker non-votes will be counted as a vote against the proposal to approve the amendment to the Performance Share Plan.

        The Board of Directors recommends that stockholders vote FOR the proposal to approve the amendment to the Performance Share Plan.

III. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        Stockholders will also vote at the annual meeting to ratify the selection by the Audit Committee of Deloitte & Touche LLP, certified public accountants, as independent auditors of UnionBanCal Corporation for 2004. Deloitte & Touche LLP or its predecessors have examined the financial statements of UnionBanCal Corporation each year since 1996. Arrangements have been made for a representative of Deloitte & Touche LLP to attend the annual meeting. The representative will be available to answer appropriate questions and to make a statement if he or she wishes.

Audit Fees

        The following is a description of the fees billed to UnionBanCal Corporation by Deloitte & Touche LLP for each of the last two fiscal years. Starting this year, UnionBanCal Corporation is required to disclose audit fees under the four categories presented in the chart below. UnionBanCal Corporation is also required to provide comparative information for the prior year. Accordingly, fee information presented in the 2003 Proxy Statement has been restated here for comparative purposes. All audit fees for 2003 were approved by the Audit Committee.

	2003	2002
Audit Fees(1)	$2,292,000	$1,737,000
Audit-Related Fees(2)	322,000	247,000
Tax Fees(3)	223,000	645,000
All Other Fees(4)	48,000	834,000

Total	$2,885,000	$3,463,000

(1)
Audit fees relate to services rendered in connection with the annual audit of UnionBanCal Corporation's consolidated financial statements, quarterly reviews of financial statements included in UnionBanCal Corporation's quarterly reports on Form 10-Q, fees for consultation on new accounting and reporting requirements and SEC registration statement services.

(2)
Audit-related fees relate to assurance and related services that are reasonably related to the performance of the audit or review of UnionBanCal Corporation's financial statements and are not included in the Audit Fees. For 2003 and 2002, this included fees for services provided in connection with service auditors reports, including Statement on Auditing Standards No. 70 reports and audits of employee benefit plans. For 2003, this also included consultation related to implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

(3)
Tax fees include fees for tax compliance, tax advice, and tax planning services. For 2003 and 2002, these fees included fees related to acquisition-related services and limited corporate expenditures relating to overseas assignments. For 2002, fees included services related to a tax refund.

(4)
All other fees include all other fees for products and services provided by Deloitte & Touche LLP not included in one of the other categories. For 2002 and 2003, these fees included services in connection with insurance claims arising out of the terrorist attacks of September 11, 2001. In 2002, this also included services provided in connection with an economic capital model development project.

        The Audit Committee also considered whether the provision of the services other than the audit services is compatible with maintaining Deloitte & Touche LLP's independence. All of the services described above were approved by the Audit Committee pursuant to the guidance of paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X, to the extent that rule was applicable during the 2003 and 2002 fiscal years.

Pre-approval of Services by Deloitte & Touche LLP

        The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by Deloitte & Touche LLP. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its independent auditor and consider and, if appropriate, pre-approve, the provision of certain defined audit and non-audit services; provided, however, that:

  •
  the pre-approval request must be detailed as to the particular services to be provided;

  •
  the pre-approval may not result in a delegation of the Audit Committee's responsibilities to the management of UnionBanCal Corporation; and

  •
  the pre-approved services must be commenced within six months of the Audit Committee's pre-approval decision.

The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve, specific engagements that are not otherwise pre-approved.

        Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee Chairman. The Chairman reports any specific approval of services at the Audit Committee's next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided by its external auditor.

Vote Required

        The affirmative vote of a majority of the shares represented and entitled to vote at the meeting is required to ratify the selection of independent auditors. The Board of Directors recommends that stockholders vote FOR the proposal to ratify the selection of independent auditors.

IV. STOCKHOLDER PROPOSAL REGARDING CUMULATIVE VOTING

The Board of Directors Recommends a Vote AGAINST this Proposal.

        Mr. Gerald R. Armstrong, 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, (303) 355-1199, who held 596.83 shares of common stock on November 25, 2003, intends to submit a resolution to the stockholders of UnionBanCal Corporation for consideration at the 2004 Annual Meeting. Mr. Armstrong's resolution and supporting statement are printed below. UnionBanCal Corporation is not responsible for the contents of Mr. Armstrong's proposal or supporting statement.

Stockholder Proposal and Supporting Statement

        That the shareholders of UnionBanCal Corporation, assembled in person and by proxy in an annual meeting, now request the Board of Directors to take those steps necessary to provide for cumulative voting in the election of directors in future annual meetings, which means that each shareholder shall be entitled to vote as many votes as shall equal the number of shares owned multiplied by the number of directors to be elected, and cast all of the accumulated votes for a single nominee, of for two or more nominees as the shareholder may see fit.

Statement

        The Bank of Tokyo-Mitsubishi, Ltd. owns 62.1% of the shares of UnionBanCal and can elect all of its board members leaving the owners of 37.9% of the shares without representation on the Board.

        The proponent believes that although the Bank of Tokyo-Mitsubishi has selected excellent nominees in the past, a new owner of this block of stock might not be as conscientious and fair to other shareholders and could elect directors not representing the best interests of other shareholders.

        The National Bank Act and laws of California require cumulative voting for shareholders; however, UnionBanCal has escaped this by creating a holding company and re-incorporating in Delaware.

        Many acquisitions made by UnionBanCal had cumulative voting. These included First Western Bank, Valencia Bank & Trust, and Monterrey Bay Bancorp. It is the proponent's opinion that shareholders of these entities were not compensated for the loss of these voting rights.

        Cumulative voting rights of WestAmerica Bancorporation, a most successful bank holding company in northern California, were one of its selling points for using its shares to make acquisitions.

        A California law requires that all state pension holdings and state college funds invested in voting shares, must be voted in favor of cumulative voting proposals which indicates increasing recognition of the importance of this democratic means for electing directors.

        The proponent believes that if voting rights are proportionate to actual ownership, all shareholders will benefit through greater accountability by their elected directors.

        IF YOU AGREE WITH THIS PROPOSAL, PLEASE MARK YOUR PROXY "FOR." Unmarked proxies are automatically voted "against."

COMMON STOCK PERFORMANCE GRAPH

        The following Common Stock Performance Graph compares the yearly percentage change, on a dividend reinvested basis, in the cumulative total stockholder return on the common stock of UnionBanCal Corporation with the cumulative total return of the Standard & Poor's 500 Stock Index and the KBW Banks Index, published by Keefe, Bruyette & Woods, Inc., for the five-year period commencing December 31, 1998. The stock price performance depicted in the Performance Graph is not necessarily indicative of future price performance.

UnionBanCal Corporation—Comparison of Five Year Cumulative Total Return(1)

(1)
Assumes $100 invested on December 31, 1998, in UnionBanCal Corporation common stock, S&P 500 Stock Index and KBW Banks Index and reinvestment of all quarterly dividends.

STOCKHOLDER PROPOSALS FOR 2005 PROXY STATEMENT

        UnionBanCal Corporation's Bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in UnionBanCal Corporation's proxy statement for that meeting. Under the Bylaws, nominations for director or other business proposals to be addressed at UnionBanCal Corporation's next annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of UnionBanCal Corporation, 400 California Street, San Francisco, CA 94104-1302, no later than November 30, 2004. However, if the date of the 2005 annual meeting is set more than 30 days from the date of this year's meeting, the notice must be received by the Secretary of the Corporation not later than the close of business on the later of (1) 120 days prior to such annual meeting; or (2) 7 days after the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by the Bylaws.

        In addition to these advance notice requirements, there are other requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the Securities and Exchange Commission.

OTHER MATTERS

        The Board of Directors does not know of any business to be presented for action at the annual meeting other than that set forth in the Notice of Annual Meeting of Stockholders. However, if other business properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

By order of the Board of Directors,

John H. McGuckin, Jr. Executive Vice President, General Counsel and Secretary
Dated March 29, 2004

APPENDIX A

UnionBanCal Corporation
Audit Committee Charter

UNIONBANCAL CORPORATION
AUDIT COMMITTEE

        1.    Purpose.

        The Audit Committee is appointed by the Board of Directors to assist the Board in the oversight of (1) the integrity of the consolidated financial statements of UnionBanCal Corporation and its subsidiaries (the "Company"), (2) the qualifications, independence and the performance of the Company's independent and internal auditors, (3) the Company's compliance with legal and regulatory requirements, and (4) the major financial risks assumed by the Company.

        2.    Composition of the Audit Committee.

        A.    The Audit Committee shall consist of at least three directors, each of whom must satisfy the applicable experience and independence requirements of the rules of the New York Stock Exchange, Inc. (the "NYSE) and the federal securities laws, and all of whom shall collectively meet the experience requirements of the NYSE. Unless the Board of Directors determines otherwise, one member of the Committee shall be a "financial expert" under the rules of the Securities and Exchange Commission (the "SEC").

        B.    No director may serve on the Company's Audit Committee and the audit committees of more than two other public companies unless the Board of Directors determines otherwise.

        C.    No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than (1) directors' fees which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (2) a pension or other deferred compensation for prior service that is not contingent on future service; or (3) any other regular benefits that other directors receive.

        D.    No member of the Committee may be an "affiliated person" of the Company or any of its subsidiaries.

        3.    Committee Meetings.

        The Committee shall meet at least four times annually or more frequently as circumstances dictate. The Committee shall meet with management and the internal and independent auditors in separate executive sessions at least quarterly. The Committee may meet jointly with the Audit Committee of Union Bank of California, N.A.

        4.    Committee Resources.

        A.    The Committee shall have the authority to conduct any investigation it deems necessary to fulfill its responsibilities and shall have direct access to the independent auditors as well as anyone in the Company.

        B.    The Committee shall have the resources and authority it deems to be necessary to discharge its duties and responsibilities, including the authority to delegate specific matters to subcommittees of the Committee and sole authority to select, retain, terminate and approve the fees and other retention terms of counsel or other experts, advisers or consultants, as it deems appropriate, without seeking approval of the Board or management.

        C.    The Company shall provide, as determined by the Committee, appropriate funding for payment of compensation to (1) the independent auditors for the purpose of preparing and issuing an audit report or performing other audit, review or attest services for the Company, and (2) any other expert or adviser employed by the Committee.

        5.    Responsibilities and Duties of the Audit Committee.

        The Audit Committee shall:

        A.    Financial Statement and Financial Reporting and Disclosure Matters

  1.
  Discuss with management and the independent auditors the annual audited financial statements, and the disclosures made in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Form 10-K, and recommend to the Board whether the audited financial statements should be included in the Company's 10-K.

  2.
  Discuss with management and the independent auditors, prior to the filing with the SEC of the Company's Form 10-Q, the Company's quarterly financial statements, including the results of the independent auditors' reviews of the quarterly financial statements.

  3.
  Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided by the Company.

  4.
  Discuss with management and the independent auditors any report required of the independent auditors by Section 204 of the Sarbanes-Oxley Act and rules promulgated thereunder by the SEC, including any report pertaining to significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements and the treatment thereof by the independent auditors.

  5.
  Oversee the integrity of the Company's financial reporting process, business risk assessment, compliance with applicable laws and regulations and the adequacy of underlying internal controls.

  6.
  Oversee the independence and performance of the Company's internal monitoring and reporting groups: the Audit, Credit Examination and Compliance Divisions (the "Independent Risk Monitoring Group").

  7.
  Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

  8.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  9.
  In connection with its review of the Company's financial statements, review and discuss with the independent auditors the matters relating to the conduct of the audit required to be discussed by Statements on Auditing Standards Nos. 61 and 90.

  10.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

        B.    Oversight of the Company's Relationship with the Independent Auditors

  1.
  Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors engaged (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

  2.
  Periodically review the experience, qualifications and rotation of the senior members of the independent auditors team.

  3.
  Obtain and review a report from the independent auditors at least annually regarding (a) the auditors' internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company, so that the Committee may assess the auditors' independence.

  4.
  Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors' internal quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditors' independence.

  5.
  Adopt policies for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

  6.
  Pre-approve all audit and non-audit services to be provided to the Company or its subsidiaries by the independent auditors.

        C.    Reporting and Recommendations

  1.
  Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

  2.
  Review this Charter and the Committee's performance at least annually and recommend any changes to the Charter to the Board of Directors.

  3.
  Report its activities to the Board of Directors on a regular basis and make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

        D.    Limitation of the Committee's Role

        While the Committee has the responsibilities set forth in this Charter, its function is oversight. It is not the duty or responsibility of the Committee to plan or conduct audits or other types of auditing or accounting reviews or procedures, or to set auditor independence standards, or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with applicable accounting principles, rules and regulations. These are the responsibilities of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations or to assure the Company's compliance with other laws, rules and regulations.

APPENDIX B

1997 UnionBanCal Corporation
Performance Share Plan, As Amended
—Effective January 1, 2004—

1.     Establishment, Purpose, General Description, and Definitions

  (a)
  The 1997 UnionBanCal Corporation (the "Company" or "UNBC") Performance Share Plan, as amended and restated effective January 1, 2004 (the "PSP" or the "Plan") commenced the first Performance Cycle under the amended and restated Plan on January 1, 2004.

  (b)
  The purpose of the Plan is to provide a means whereby employees of UNBC and its Subsidiaries may be given an opportunity to earn long term incentive awards ("Performance Shares"). The objectives of providing this incentive award opportunity include:

  (1)
  focusing Participants on financial performance measures that result in the creation of shareholder value;

  (2)
  rewarding Participants commensurate to the Company's financial performance relative to Peer Banks;

  (3)
  rewarding Participants for longer term, sustained financial performance;

  (4)
  providing an appropriate risk orientation within the overall compensation program;

  (5)
  providing compensation levels consistent with the desired competitive positioning, commensurate with financial performance;

  (6)
  emphasizing team (i.e., Company) performance results; and

  (7)
  linking the value of incentive awards to the price of UNBC stock.

  (c)
  Each Participant will be granted a Target Award pursuant to Section 6 of the Plan at the beginning of each Performance Cycle, based upon position level, desired pay positioning, other long term incentive grants, and other considerations deemed pertinent by the Committee. Each Participant may earn from zero times to two times the Target Award pursuant to Section 7 of the Plan, based upon the Company's performance. Once the Target Awards are earned by the Participant, they shall be referred to as Earned Awards. The value payable to the Participants for their Earned Awards is set forth in Section 9 of the Plan.

  (d)
  Definitions include:

  (1)
  Average Price refers to the average month end closing price of UNBC Common Stock for the six months immediately preceding the end of a Performance Cycle (i.e., July through December), as published in the west coast edition of the Wall Street Journal.

  (2)
  Board refers to UNBC's Board of Directors.

  (3)
  Code refers to the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

  (4)
  Committee refers to the Executive Compensation and Benefits Committee of UNBC's Board.

  (5)
  Common Stock refers to the Common Stock of UNBC.

  (6)
  Earned Award refers to the number of Performance Shares actually earned for a Performance Cycle under this Plan.

    (7)
    Employee refers to any common law employee of UNBC or its Subsidiaries except: (1) any independent contractor retained to perform services for UNBC or its Subsidiaries, including consultants; and (2) any person who provides services to UNBC or its Subsidiaries pursuant to an agreement between UNBC or its Subsidiaries and any other person or organization.

    (8)
    Outside Director refers to a member of the Board who qualifies as an "outside director" as such term is used in Section 162(m) of the Code and defined in any applicable Treasury regulations promulgated thereunder.

    (9)
    Named Executive Officer refers to one of the five highest paid executive officers, including the Chief Executive Officer, whose compensation is reflected in the Summary Compensation Table in the Company's annual proxy statement, pursuant to Securities and Exchange Commission disclosure requirements.

    (10)
    Participant refers to a recipient of a Target Award.

    (11)
    Peer Banks ("Peers") refers to the group of bank and bank holding companies designated by the Committee for use in comparing UNBC's performance for purposes of this Plan. From time to time, the Committee may deem it necessary to revise the composition of the Peer Banks.

    (12)
    Performance Cycle ("Cycle") refers to a period of time consisting of three consecutive fiscal years.

    (13)
    Performance Share refers to an award unit.

    (14)
    Performance Share Agreement refers to a written agreement between UNBC and a Participant with respect to a Target Award.

    (15)
    Subsidiaries refers to subsidiary corporations, as defined in Section 424(f) of the Code (but substituting "UNBC" for "employer corporation"), including Subsidiaries of UNBC which become such after the adoption of the Plan.

    (16)
    Target Award refers to a Performance Share grant made pursuant to the Plan.

2.     Administration of the Plan

  (a)
  The Plan shall be administered by the Executive Compensation and Benefits Committee (the "Committee") of UNBC's Board of Directors (the "Board"), which shall be composed as hereinafter set forth in Section 2(b).

  (b)
  The Committee shall consist solely of not less than two Outside Directors elected by the Board. The Board may from time to time increase (and thereafter may decrease) the size of the Committee, elect or remove members thereto (with or without cause) and fill any vacancies however created; provided, however, that the minimum number of members on the Committee must be two.

  (c)
  The Committee shall meet at such times and places and upon such notice as the Committee's Chair determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote.

  (d)
  The Committee shall determine which Employees of UNBC or its subsidiaries shall be granted awards under the Plan, the timing of such awards, the terms thereof and the number of Performance Shares subject to each award.

  (e)
  The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, its rules and regulations, and the instruments evidencing awards granted under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all Participants.

3.     Performance Shares Subject to the Plan

  (a)
  Target Awards may be granted under the Plan to Participants for an aggregate of not more than 2,600,000 Performance Shares. Performance Shares that are forfeited shall again be available for Target Awards under the Plan.

  (b)
  The maximum number of Performance Shares with respect to which the Committee may grant Target Awards during any fiscal year to any Participant shall not exceed 60,000.

  (c)
  If there is any change in the Company's Common Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of UNBC, the Board and the Committee shall make appropriate adjustments in order to preserve but not to increase the benefits to the Participants, including adjustments in:

  (1)
  the aggregate number of Performance Shares subject to the Plan;

  (2)
  the maximum number of Performance Shares that may be awarded to any Participant during any fiscal year; and,

  (3)
  the number and value of Performance Shares subject to outstanding Target Awards.

4.     Eligibility

        Persons who shall be eligible to have Target Awards granted to them shall be such Employees as the Committee, in its discretion, shall designate from time to time. A Participant may be granted a pro rata Target Award for a Performance Cycle which has already begun, provided that participation begins before the start of the final fiscal year of the Cycle.

5.     Performance Cycles

        A new Performance Cycle begins at the start of each Company fiscal year and continues until the end of the third consecutive fiscal year.

6.     Target Award

        Each Participant will be granted a Target Award at the beginning of each Performance Cycle. The size of the Target Award (i.e., the number of Performance Shares granted) is based on position level, desired pay positioning, other long term incentive grants, and any other considerations deemed pertinent by the Committee. Participants may earn from zero times to two times the Target Award based on UNBC's performance, as described in Section 7.

7.     Performance Measurement and Earning of Awards

  (a)
  Performance Shares are earned based on UNBC's financial performance results relative to the Peer Banks during the respective Performance Cycle, stated as a percentile ranking where 100% represents the best performing Peer and 0% represents the worst performing Peer. At the beginning of each Performance Cycle, the Committee shall establish the specific performance measure or measures to be used and the schedule for calculating the number of

    Performance Shares (as a multiple of the Target Award) actually earned. Participants will earn Performance Shares only upon the attainment of the performance goals established by the Committee, except as provided in Sections 7(b) and 7(c). In addition, prior to the payment for Earned Awards, the Committee will certify in its approved minutes that the performance goals were in fact met.

  (b)
  For Named Executive Officers of the Company, the number of Performance Shares earned is determined solely on the basis of Company performance and shall not exceed two times the Target Award, except that the Committee, in its discretion, may decrease the number of Performance Shares actually earned.

  (c)
  For Participants other than Named Executive Officers, the Committee, in its discretion, may decrease or increase the number of Performance Shares actually earned based on performance or other factors it deems appropriate.

8.     Extraordinary Events

        If extraordinary events occur during a Performance Cycle which alter the basis upon which the performance measurement(s) is calculated, such calculation may be adjusted, with the Committee's approval, to exclude the effect of these events. Events warranting such action may include, but are not limited to, major acquisitions or divestitures, significant changes in accounting practices, or a recapitalization of the Company. Notwithstanding the foregoing, the Committee shall not have the discretion to increase the amount of compensation payable to a Named Executive Officer that would otherwise be due upon attainment of the goals.

9.     Value and Payment of Earned Awards

        The value payable to a Participant shall equal the Earned Award multiplied by the Average Price. Payment shall be made within 120 days following the end of the Performance Cycle, either in cash or as a credit to the Participant's account if deferred under a Company sponsored deferral plan. Alternatively, the Committee may provide in the Performance Share Agreement for the payment of all or part of the Earned Award in shares of common stock of the Company, pursuant to the Year 2000 UnionBanCal Corporation Management Stock Plan.

10.   Withholding

        The Company or its Subsidiaries shall, to the extent required by law, have the right to deduct from payments of any kind otherwise due to the recipient the amount of any federal, state or local taxes required by law to be withheld with respect to the amounts earned under the Plan.

11.   Termination of Employment

        Termination of employment with the Company or its Subsidiaries prior to the end of the Performance Cycle for any reason (whether voluntary or involuntary) shall result in forfeiture of all opportunity to receive an Earned Award under the Plan, subject to the following exceptions. In the event of termination by reason of death, Permanent Disability, or Retirement, the Participant (or the Participant's beneficiary or estate in the event of death) will be eligible to receive a pro rata Earned Award based on the time employed during the Performance Cycle, rounded to the nearest complete month. Payment of pro rata Earned Awards shall be governed by all other applicable provisions of this Plan.

        Notwithstanding these or any other provisions of the Plan, the Committee may, in its sole discretion, authorize continued participation, proration, or early distribution (or a combination thereof) of Earned Awards which would otherwise be forfeited.

12.   Designation of Beneficiaries

        A Participant may designate a beneficiary or beneficiaries to receive, in the event of the Participant's death, all or part of the amounts to be distributed to the Participant under the Plan. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided for such purpose and shall be signed by the Participant and delivered to the Company prior to the Participant's death. Any amount that is distributable to a Participant upon death and is not subject to such a designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company shall have no further liability to anyone with respect to such amount.

13.   Employee Rights

        A Participant may not assign or transfer his or her rights under the Plan, except as expressly provided under the Plan, and any attempt to do so will invalidate those rights.

        No Employee has a claim or right to be a Participant in the Plan, to continue as a Participant, or to be granted Target Awards under the Plan. The Company and its Subsidiaries are not obligated to give uniform treatment to Participants. Participation in the Plan does not give a Participant the right to be retained in the employment of the Company or its Subsidiaries, nor does it imply or confer any other employment rights. Nothing contained in the Plan will be construed to create a contract of employment with any Participant. Nothing contained in the Plan will be deemed to require the Company or its Subsidiaries to deposit, invest or set aside amounts for the payments of any Earned Awards, nor will anything be deemed to give any Participant any ownership, security, or other rights in any assets of the Company or its Subsidiaries.

14.   Amendment, Suspension or Termination of the Plan

  (a)
  The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided, however, except as provided in Section 3(b) above, the Board shall not amend the Plan in the following respects without the consent of UNBC's shareholders then sufficient to approve the Plan in the first instance:

  (1)
  to increase the aggregate number of Performance Shares subject to the Plan; or

  (2)
  to change the designation or class of persons eligible to receive Target Awards under the Plan.

  (b)
  No Target Award may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Participant's consent, alter or impair any rights or obligations under any Award previously made under the Plan.

  (c)
  Upon a termination of the Plan, UNBC or the Committee may authorize the surrender by a Participant of all or part of a Target Award and authorize a payment in consideration therefor. The payment received by the Participant shall not be considered remuneration for services performed by the Participant under Section 162(m) of the Code.

15.   Applicable Law and Validity

        The Plan shall be governed by and construed in accordance with the laws of the State of California and the Code. In the event any provision of the Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan. The Plan shall be interpreted to be in compliance with the requirements under Section 162(m) of the Code and all applicable Treasury Regulations promulgated thereunder so that payments of Earned Awards to Named Executive Officers under the Plan will be treated as "Performance Based Compensation" as such term is used in Section 162(m)(4)(C) of the Code. To the extent that any provision in the Plan would cause the payment of Earned Awards to Named Executive Officers not to be treated as "Performance Based Compensation" under Section 162(m)(4)(C) of the Code, such provision will be stricken from the Plan, and the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated.

        IN WITNESS WHEREOF, the undersigned have executed this 1997 UnionBanCal Corporation Performance Share Plan, as amended and restated, at San Francisco, California, on this             day of            , 2004.

UNIONBANCAL CORPORATION
By:	Norimichi Kanari President and Chief Executive Officer
UNIONBANCAL CORPORATION
By:	Paul E. Fearer Director of Human Resources

UnionBanCal Corporation [Letterhead]		000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T

	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
A  Election of Directors
1.    The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01-David R. Andrews	☐	☐	06-Michael J. Gillfillan	☐	☐	11-Mary S. Metz	☐	☐
02-L. Dale Crandall	☐	☐	07-Richard C. Hartnack	☐	☐	12-Takahiro Moriguchi	☐	☐
03-Richard D. Farman	☐	☐	08-Norimichi Kanari	☐	☐	13-J. Fernando Niebla	☐	☐
04-Stanley F. Farrar	☐	☐	09-Satoru Kishi	☐	☐	14-Takaharu Saegusa	☐	☐
05-Philip B. Flynn	☐	☐	10-Monica C. Lozano	☐	☐	15-Tetsuo Shimura	☐	☐

B Other Matters The Board of Directors recommends a vote FOR Proposals 2 and 3.	C Non Proposal
	For	Against	Abstain
Proposal 2. To amend the 1997 UnionBanCal Corporation Performance Share Plan.	☐	☐	☐	Consent to Electronic Delivery: By marking the box, I consent to access future Annual Reports and Proxy Statements of UnionBanCal Corporation electronically	☐
Proposal 3. To ratify the selection of UnionBanCal Corporation's independent auditors, Deloitte & Touche LLP, for 2004.	☐	☐	☐	over the Internet. I understand that unless I request otherwise or revoke my consent, UnionBanCal Corporation will notify me when any such communications are available and how to access
The Board of Directors recommends a vote AGAINST Proposal 4.	For	Against	Abstain	them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact UnionBanCal Corporation's transfer agent, Computershare
Proposal 4. To approve a stockholder proposal regarding cumulative voting.	☐	☐	☐	Investor Services, at 1-877-588-4179. Please mark this box if you plan on attending the Annual Meeting.	☐

D  Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
Please sign EXACTLY as your name appears on your stock certificate and this proxy. Executors, administrators, trustees, guardians, attorneys, etc., should give their full title. If signer is a corporation, please give full corporate name and sign by a duly authorized officer, stating the officer's title. If a partnership, please sign in partnership name by duly authorized person.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

/ /

1 U P X H H H P P P P 0031401

Proxy—UnionBanCal Corporation

Proxy Solicited by the Board of Directors
Annual Meeting of Stockholders
April 28, 2004

John Rice or Michelle Crandall, or either of them, each with the power of substitution, is hereby authorized to represent and to vote the Common Stock of the undersigned at the Annual Meeting of Stockholders of UnionBanCal Corporation, to be held at 9:30 a.m. (local time) on Wednesday, April 28, 2004, at the Mandarin Oriental Hotel, Embassy Room, 222 Sansome Street, San Francisco, California, or any adjournment as follows:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2 AND 3, AGAINST PROPOSAL 4, AND WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT, IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES.

Internet and Telephone Voting Instructions
You can vote by telephone or Internet! Available 24 Hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet		To vote by Mail
•	Call toll free 1-866-463-1152 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY	•	Mark, sign and date the proxy card.
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.	•	Return the proxy card in the postage-paid envelope provided.

C0123456789	12345

If you vote by telephone or the Internet, you DO NOT have to mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m. (Pacific Time) on Monday, April 26, 2004.
THANK YOU FOR VOTING

QuickLinks

UnionBanCal Corporation 400 California Street San Francisco, California 94104-1302 (415) 765-2969
PROXY STATEMENT
INTRODUCTION
VOTING
THE BOARD OF DIRECTORS AND COMMITTEES
I. ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Option Grants in Last Fiscal Year (2003)(1)
Aggregated Option Exercises in the Last Fiscal Year (2003) and Fiscal Year-End Option Values
Long-Term Incentive Plans—Awards in Last Fiscal Year (2003)(1)
Pension Plan Table
II. PROPOSAL TO AMEND THE 1997 UNIONBANCAL CORPORATION PERFORMANCE SHARE PLAN
III. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
IV. STOCKHOLDER PROPOSAL REGARDING CUMULATIVE VOTING
COMMON STOCK PERFORMANCE GRAPH
UnionBanCal Corporation—Comparison of Five Year Cumulative Total Return(1)
STOCKHOLDER PROPOSALS FOR 2005 PROXY STATEMENT
OTHER MATTERS
APPENDIX A UnionBanCal Corporation Audit Committee Charter
APPENDIX B 1997 UnionBanCal Corporation Performance Share Plan, As Amended —Effective January 1, 2004—